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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LandAmerica Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(2)	Form, Schedule or Registration Statement No.:

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ANNUAL MEETING OF SHAREHOLDERS

March 24, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of LandAmerica Financial Group, Inc., which is to be held at the Company’s Shared Resources Center, 5600 Cox Road, Glen Allen, Virginia, on Tuesday, May 13, 2008 at 9:00 a.m. At the Meeting, you will be asked to elect four directors to serve three year terms and to act on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you have requested and received a printed copy of these proxy materials by mail, by signing, dating, and returning your proxy card. Beneficial owners of shares held in street name should follow the instructions in the proxy statement for voting their shares. If you are a record holder and you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Sincerely,

Theodore L. Chandler, Jr
Chairman and Chief Executive Officer

LandAmerica Financial Group, Inc.

5600 Cox Road

Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Meeting”) of LandAmerica Financial Group, Inc. (the “Company”) will be held in the Company’s Shared Resources Center, 5600 Cox Road, Glen Allen, Virginia, on Tuesday, May 13, 2008 at 9:00 a.m. Eastern Daylight Time. Shareholders who desire to attend the Meeting should indicate such attendance when voting by internet or phone or, if you have requested and received a printed copy of these proxy materials by mail, mark the appropriate box on your proxy card. Persons who do not indicate attendance at the Meeting by proxy will be required to present acceptable proof of stock ownership to attend the Meeting. All shareholders must furnish personal photo identification for admission to the Meeting.

The Meeting will be held for the following purposes:

(1)	To elect four directors to serve three year terms;

(2)	To act on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year; and

(3)	To act upon such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

Only holders of shares of Common Stock of record at the close of business on March 10, 2008 are entitled to notice of and to vote at the Meeting and at any and all adjournments or postponements thereof.

By Order of the Board of Directors,

Michael D. Beverly
Corporate Secretary

March 24, 2008

ii

PROXY STATEMENT

The LandAmerica Financial Group, Inc. Board of Directors is soliciting proxies for the 2008 Annual Meeting. In connection with that solicitation, you, as a shareholder, are being provided with a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) and access to these proxy materials. You may revoke your proxy at any time prior to voting at the meeting by submitting a later dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of your revocation to the Secretary of the Company. Proxies properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the terms of the proxies.

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials, which includes our annual report to shareholders, we may now furnish proxy materials, including our annual report to shareholders, to our shareholders on the Internet. Therefore, when you receive the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the annual report to shareholders. Instead, the E-Proxy Notice instructs you as to how you may access and review all of the important information contained in the proxy materials, including our annual report to shareholders. The E-Proxy Notice also instructs you as to how you may submit your proxy. Registered shareholders and participants in plans holding shares of the Company’s Common Stock may vote by Internet or toll-free telephone or, if you have requested and received a printed copy of these proxy materials by mail, by completing, signing and dating the proxy card and returning it as promptly as possible. The telephone and Internet voting procedures are designed to authenticate shareholders’ and plan participants’ identities, to allow shareholders and plan participants to give their voting instructions and to confirm that such instructions have been recorded properly.

If you would like to receive a printed copy of our proxy materials, including our annual report to shareholders, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

We, the Company, will pay all of the costs associated with this proxy solicitation. Proxies may be solicited in person or by mail, telephone, telefacsimile or other means of electronic transmission by our directors, officers and employees. We will also reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding materials to the beneficial owners of the shares of our Common Stock.

If you desire to attend the 2008 Annual Meeting, you should indicate your intent to attend in person when voting by internet or phone or, if you have requested or received a printed copy of these proxy materials by mail, by marking the appropriate box on the enclosed proxy card. If you do not indicate attendance at the meeting on the proxy, you will be required to present acceptable proof of stock ownership to attend. All shareholders who attend the meeting must furnish personal photo identification for admission. If your shares are not registered in your own name and you plan to attend the meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the meeting in order to vote.

The 2008 Annual Meeting will be webcast on May 13, 2008 at 9:00 a.m. Eastern Daylight Time. You must register for the webcast and can access it through the Company’s website at www.landam.com. An archived copy of the webcast will also be available approximately two hours after the conclusion of the meeting at www.landam.com until June 30, 2008.

We will mail the E-Proxy Notice to registered holders of our Common Stock on or about March 24, 2008.

VOTING RIGHTS

We had 15,351,550 shares of Common Stock outstanding as of March 10, 2008 each having one vote. Only holders of the Company’s Common Stock of record at the close of business on March 10, 2008, will be entitled to vote. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and shares held in street name, otherwise known as broker shares, voted as to any matter at the meeting will be included in determining the number of shares present or represented at the meeting. Broker shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting.

We are not aware of any matters that are to come before the meeting other than those described in this Proxy Statement; however, if other matters do properly come before the meeting, it is the intention of the persons named in the proxy card to vote such proxy in accordance with their best judgment.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the 2008 Annual Meeting, four directors are to be elected for terms of three years. Nine other directors have been elected to terms that end in either 2009 or 2010, as indicated below. The following pages set forth certain information concerning the nominees and the directors whose terms of office will continue after the meeting.

Proxies, unless otherwise specified, will be voted for the election of the nominees listed to serve as directors. The election of each nominee for director requires a plurality of the votes cast in the election of directors. If, at the time of the meeting any nominee should be unavailable to serve as a director, it is intended that votes will be cast, in accordance with the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors, or the Board of Directors may reduce the number of directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees for Election for Terms Expiring in 2011

ROBERT F. NORFLEET, JR., 68, is a retired Executive Vice President and Senior Credit Officer of Crestar Bank, now SunTrust Bank. Mr. Norfleet is a member of the Audit and Corporate Governance Committees. He has been a director since 1991.

JULIOUS P. SMITH, JR., 65, is Chairman and Chief Executive Officer and a member of the law firm of Williams Mullen, a position he has held for more than five years. Mr. Smith is a director of Hilb Rogal & Hobbs Company. He is a member of the Investment Funds and Finance Committees and has been a director since 2000. Williams Mullen acts as counsel to the Company.

THOMAS G. SNEAD, JR., 54, retired as President of Wellpoint Inc., Southeast Region, a managed care and health insurance company, in January 2006. He served in that position from December 2004 through the date of his retirement. From July 2002 to December 2004, he served as President of Anthem Southeast, a subsidiary of Anthem, Inc. He is Chairman of the Audit Committee and a member of the Corporate Governance, Executive Compensation and Executive Committees and has been a director since 2001.

EUGENE P. TRANI, 68, is President of Virginia Commonwealth University, an urban, public research university, a position he has held for more than five years. He is a director of Universal Corporation. Dr. Trani serves as Lead Director and is Chairman of the Corporate Governance Committee and a member of the Executive Compensation and Executive Committees. He has been a director since 1993.

The Board of Directors recommends that the shareholders vote FOR the nominees set forth above.

Incumbent Directors Whose Terms Expire in 2010

THEODORE L. CHANDLER, JR., 55, is Chairman and Chief Executive Officer of the Company and Chairman, Chief Executive Officer and President each of Lawyers Title Insurance Corporation (“Lawyers Title”), Commonwealth Land Title Insurance Company (“Commonwealth”) and Transnation Title Insurance Company (“Transnation”), all of which are wholly owned subsidiaries of the Company. He held the position of President and Chief Executive Officer of the Company from January 2005 to December 2005; President and Chief Operating Officer of the Company from January 2004 to December 2004, and Chief Operating Officer from July 2002 through December 2004. Mr. Chandler is a director of Hilb Rogal & Hobbs Company. He is Chairman of the Executive Committee and has been a director since 1991.

CHARLES H. FOSTER, JR., 65, is Chairman Emeritus of the Board of Directors of the Company, a position he has held since January 1, 2007. From January 1, 2005 to December 31, 2006, Mr. Foster served as Chairman of the Board of Directors of the Company. Prior to 2005, Mr. Foster was Chairman and Chief Executive Officer of each of the Company, Lawyers Title, Commonwealth and Transnation, positions he held for more than five years. Mr. Foster is a director of Universal Corporation. He serves on the Finance and Investment Funds Committees and has been a director since 1991.

DIANNE M. NEAL, 48, retired effective January 1, 2008 as Executive Vice President and Chief Financial Officer of Reynolds American Inc., a parent company of four operating companies that manufacture tobacco products in the United States, a position she had held since July 2003. From January 1, 2008 through March 31, 2008, she remained as an employee of Reynolds American. Prior to July 2003, she served as Vice President of Investor Relations of Reynolds American Inc., a position she began in June 1999. Ms. Neal is a director of Metavante Technologies, Inc. Ms. Neal serves on the Audit and Executive Compensation Committees and has been a director since 2006.

ROBERT T. SKUNDA, 61, is President and Chief Executive Officer of the Virginia Biotechnology Research Park, a center for the development of Virginia’s biotechnology and biomedical industries, a position he has held for more than five years. Mr. Skunda is a member of the Audit and Corporate Governance Committees and has been a director since 2001.

MARSHALL B. WISHNACK, 61, retired as Chairman and Chief Executive Officer of Wheat First Union, now Wachovia Securities, the securities brokerage division of Wachovia Corporation, in December 1999. He is a director of S&K Famous Brands, Inc. Mr. Wishnack is Chairman of the Executive Compensation Committee and a member of the Executive and Finance Committees. He has been a director since 1991.

Incumbent Directors Whose Terms Expire in 2009

JANET A. ALPERT, 61, retired as Vice-Chairman of the Company and each of Lawyers Title, Commonwealth and Transnation on December 17, 2004. She had held those positions since January 1, 2004. Prior to that date, Ms. Alpert was President of the Company, a position she held for more than five years. Ms. Alpert is a member of the Finance and Investment Funds Committees. Ms. Alpert has been a director since 1994.

GALE K. CARUSO, 50, retired as President and Chief Executive Officer of Zurich Kemper Life, a provider of life insurance and annuity products, in October 2003. She served in that position from June 1999 until her retirement. Ms. Caruso is a trustee of the Pacific Select Funds and the Pacific Funds. Ms. Caruso is Vice-Chair of the Investment Funds Committee and is a member of the Audit and Corporate Governance Committees. Ms. Caruso has been a director since 2005.

MICHAEL DINKINS, 54, is Executive Vice President and Chief Financial Officer of Hilb, Rogal & Hobbs Company, an insurance brokerage company, a position he has held since October 2005. From June 2004 to September 2005, he was Vice President–Global Control and Reengineering for Guidant Corporation, a designer, manufacturer and developer of medical devices for the treatment of cardiac and vascular disease. From September 2002 to May 2004, he was Vice President and Chief Financial Officer of Worldwide Customer Services Operation for NCR Corporation, a manufacturer and service provider for automated teller and retail point of sale machines. Mr. Dinkins is Chairman of the Finance Committee and a member of the Executive and Investment Funds Committees. He has been a director since 1997.

JOHN P. McCANN, 63, is the Executive Director of New Town Associates, LLC, a developer of real estate mixed use projects, a position he has held since June 2002, and a Principal in McCann Realty Partners, LLC, an owner of apartment buildings, a position he has held since January 2005. Mr. McCann is a director of United Dominion Realty Trust, Inc. He is Chairman of the Investment Funds Committee and a member of the Audit, Executive, Executive Compensation and Finance Committees. Mr. McCann has been a director since 1997.

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP (“Ernst & Young”), independent registered public accountants, served as the Company’s independent auditors during the fiscal year ended December 31, 2007, and the Audit Committee has selected them to serve as the Company’s independent auditors for the current fiscal year. Services provided to the Company by Ernst & Young for the 2007 fiscal year are described in “Audit Information-Fees of Independent Registered Public Accountants” on page 51 of this Proxy Statement. Representatives of Ernst & Young will be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board of Directors is requesting that shareholders ratify the selection of Ernst & Young as the Company’s independent registered public accountants to make an examination of the financial statements of the Company for the 2008 fiscal year. If shareholders do not ratify the selection of Ernst & Young at the meeting, the Audit Committee will consider the vote in making its selection of the Company’s independent auditors for the 2009 fiscal year; however, because of the expense and difficultly in changing independent auditors after the beginning of a year, the Audit Committee does not expect to make a change in the appointment of auditors for the 2008 fiscal year unless the Audit Committee finds other reasons for making a change.

A majority of the votes cast by holders of Common Stock is required for the ratification of the appointment of Ernst & Young as the Company’s independent registered public accountants for the 2008 fiscal year.

The Board of Directors recommends that the shareholders vote FOR Proposal Two.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s Common Stock by each person or group, according to the most recent Schedule 13G filed with the Securities and Exchange Commission or otherwise known to us, to beneficially own more than 5% of the outstanding shares of such stock.

Name and Address of Beneficial Owner	Number of Shares[1]	Percent of Class [2]
Dimensional Fund Advisors LP3 1299 Ocean Avenue Santa Monica, California 90401	1,388,1531a	9.0%
Advisory Research, Inc. [4] 180 North Stetson Street, Suite 5500 Chicago, Illinois 60601	1,386,6231a	9.0%
AQR Capital Management, LLC[5] Two Greenwich Plaza, 3rd Floor Greenwich, Connecticut 06830	1,099,7461a	7.2%
Markel Corporation[6] 4521 Highwoods Parkway Glen Allen, Virginia 23060	930,5001b	6.1%
Lord, Abbett & Co.[7] 90 Hudson Street Jersey City, New Jersey 07302	922,4101a	6.0%
Richard C. Perry[8] Perry Corp. 767 Fifth Avenue New York, New York 10153	870,8381a	5.7%
LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan[9] 5600 Cox Road Glen Allen, Virginia 23060	812,9011a	5.3%
Old Republic International Corporation[10] 307 North Michigan Avenue Chicago, Illinois 60601	795,2001c	5.2%

[1]	The numbers of shares of Common Stock of the Company are as shown in the filed Schedule 13G or Schedule 13D reviewed by the Company or as of the latest practicable date.

1a	The numbers of shares of Common Stock of the Company are as of December 31, 2007.
[1][b]	The numbers of shares of Common Stock of the Company are as of December 18, 2007.
[1][c]	The numbers of shares of Common Stock of the Company are as of January 31, 2008.
[2]	The percentages shown in the table are based on 15,351,550, which was the number of shares of Common Stock outstanding on March 10, 2008.
[3]

In a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2008, Dimensional Fund Advisors Inc. (“Dimensional”) reported that, in its role as investment adviser to four investment companies registered under the Investment Company Act of 1940 and as investment manager to certain commingled group trusts and separate accounts (collectively, the “Funds”), it has sole power to vote and dispose of 1,388,153 shares of the Company’s Common Stock. The Schedule 13G states that all of such shares are owned by the Funds, no one of which, to the knowledge of Dimensional, owns more than 5% of the shares of Common Stock outstanding. Dimensional further notes that the Schedule 13G should not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by its Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act. Dimensional further disclaims beneficial ownership of such securities.

[4]

In a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008, Advisory Research, Inc. reported that, in its role as investment adviser, it has sole power to vote and dispose of 1,386,623 shares of the Company’s Common Stock.

[5]

In a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008, AQR Capital Management, LLC reported that, in its role as investment adviser, it has shared power to vote and dispose of 693,540 shares of the Company’s Common Stock and debt securities that are convertible into 406,206 shares of the Company’s Common Stock.

[6]

In a Schedule 13D filed with the Securities and Exchange Commission on December 18, 2007, Markel Corporation reported that it has sole power to vote and dispose of 930,500 shares of the Company’s Common Stock.

[7]

In a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008, Lord, Abbett & Co. reported that, in its role as investment adviser, it has sole power to vote of 781,510 shares of the Company’s Common Stock and sole power to dispose of 922,410 shares of the Company’s Common Stock.

[8]

In a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2008, Perry Corp. (“Perry”) and Richard C. Perry, who is President and sole stockholder of Perry, reported that, they have sole power to vote and dispose of 870,838 shares of the Company’s Common Stock. Perry serves as investment adviser and general partner and/or managing member of two or more private investment funds with respect to which it has voting and dispositive authority over the shares reported in its Schedule 13G. As President and sole stockholder of Perry, Mr. Perry may be deemed to control Perry and therefore may be deemed to be the beneficial owner of the shares reported in their Schedule 13G.

[9]

Each participant in the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan (the “401(k) Plan”) has the right to instruct Merrill Lynch Trust Company, trustee for the 401(k) Plan, with respect to the voting of shares allocated to his or her account. The trustee, however, will vote any shares for which it receives no instructions in the same proportion as those shares for which it has received instructions.

[10]

In a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2008, Old Republic International Corporation reported that it, along with the following wholly owned subsidiaries: Old Republic Insurance Company, Great West Casualty Company, Old Republic General Insurance Corporation, Bituminous Casualty Corporation, Bituminous Fire and Marine Insurance Company, Old Republic Home Protection Company, Old Republic Union Insurance Company, Old Republic Surety Company, Inter West Assurance, Ltd., Old Republic Security Assurance Company, Old Republic Life Insurance Company, Old Republic Mercantile Insurance Company and Old Republic Asset Management Corporation have shared power to vote and dispose of 795,200 shares of the Company’s Common Stock.

Directors and Executive Officers

The following table sets forth certain information with respect to:

•	the beneficial ownership of shares of the Company’s Common Stock by

•	each director and nominee,

•	each executive officer listed in the Summary Compensation Table set forth on page 29 of this Proxy Statement, and

•	all directors and executive officers as a group, and

•	the amount of deferred stock units held by each such person and group.

Name of Beneficial Owner	Number of Shares [1,2]	Percent of Class	Deferred Stock Units [3]
Janet A. Alpert	41,311	*	0
Kenneth Astheimer	21,464	*	0
Gale K. Caruso	1,580	*	0
Theodore L. Chandler, Jr.	154,665	1.0%	11,455	3a
Michael Dinkins	8,360	*	8,690
G. William Evans	80,244	*	6,478
Charles H. Foster, Jr.	20,443	*	4,571	3b
Melissa A. Hill	10,933	*	2,047
John P. McCann	23,233	*	12,737
Dianne M. Neal	580	*	0
Robert F. Norfleet, Jr.	11,459	*	3,645
Jeffrey C. Selby	12,260	*	2,799
Robert T. Skunda	5,160	*	6,427
Julious P. Smith, Jr.	12,360	*	9,139
Thomas G. Snead, Jr.	12,666	*	8,787
Eugene P. Trani	4,431	*	6,666
Marshall B. Wishnack	16,733	*	6,804
All directors and executive officers as a group (22 persons, including those named above)	461,305	3.0%	99,310

*	Percentage of ownership is less than 1% of the outstanding shares of Common Stock of the Company.

[1]

The numbers of shares of Common Stock of the Company shown in the table are as of December 31, 2007, and the percentages shown in the table are based on the number of shares of Common Stock outstanding on March 10, 2008, which was 15,351,550.

[2]

The total number of shares of Common Stock shown in the table includes 17,987 shares held for certain executive officers and Mr. Foster in the 401(k) Plan as of December 31, 2007, 3,003 shares held for certain executive officers in the Employee Stock Purchase Plan and 101,400 shares that directors and executive officers have the right to acquire through the exercise of stock options within 60 days following December 31, 2007. The number of shares also includes 46,384 shares of the Company’s Common Stock held in fiduciary capacities. Such shares held in fiduciary capacities may be deemed to be beneficially owned by the rules of the Securities and Exchange Commission, but inclusion of the shares in the table does not constitute admission of beneficial ownership.

[3]

The amounts reported in this column are deferred stock units held as of December 31, 2007 by (i) non-employee directors under the Company’s Outside Directors Deferral Plan, also referred to as the ODDP and (ii) executive officers under the Company’s Executive Voluntary Deferral Plan, also referred to as the EVDP. Each deferred stock unit represents a hypothetical share of the Company’s Common Stock, fluctuates in value with the market price of such stock and is payable only in shares of the Company’s Common Stock.

3a

The amount reported reflects 8,705 deferred stock units in the EVDP and 2,750 deferred stock units in the ODDP, which were acquired by Mr. Chandler as a non-employee director prior to his commencement of employment with the Company.

3b

The amount reported reflects 3,519 deferred stock units in the EVDP which were acquired by Mr. Foster as an employee with the Company and 1,052 deferred stock units in the ODDP acquired as a non-employee director with the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that we disclose late filings of reports of stock ownership by LandAmerica Financial Group directors, executive officers and persons who own more than 10% of the Company’s Common Stock. Because of the complexity of the reporting rules, the Company has instituted procedures to assist officers and directors with these obligations. Christine Vlahcevic inadvertently did not report the vesting of cash units occurring on January 1, 2007 until March 3, 2008. Thomas G. Snead, Jr. inadvertently did not report the acquisition of shares through dividend reinvestment on various dates until February 20, 2007. Paul M. Bedell inadvertently did not report the disposition of shares occurring on May 23, 2007 until June 13, 2007. Richard P. Gonzalez inadvertently did not report his holdings in the Company’s Executive Voluntary Deferral Plan in his original Form 3 filed on June 4, 2007 until September 18, 2007, and he also did not report the acquisition of deferred stock units under such plan on June 15, 2007 until September 18, 2007. Kenneth Astheimer, Theodore L. Chandler, Jr., Ross W. Dorneman, G. William Evans, Michelle H. Gluck, Melissa A. Hill and Jeffrey C. Selby inadvertently did not report the vesting of cash units on December 17, 2007 until December 27, 2007. Other than what we have reported here, to our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that the other applicable Section 16(a) filing requirements were satisfied for transactions that occurred in 2007.

GOVERNANCE OF THE COMPANY

The Board of Directors directs the management of the business and affairs of the Company in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Our corporate governance practices are summarized below.

Where to Find Corporate Governance Information

The Board of Directors has adopted Corporate Governance Guidelines, Board Committee charters, a Code of Business Conduct and Ethics and a Code of Ethics for Senior Financial Officers. All of these documents are available on our web page: www.landam.com/Corporate Governance. Copies of these documents are also available in print form to any shareholder at no charge by sending a written request to the Secretary of the Company, 5600 Cox Road, Glen Allen, Virginia 23060.

Corporate Governance Guidelines

The Corporate Governance Guidelines set forth the practices of the Board of Directors with respect to director qualifications, director responsibilities, the lead director, director access to management and independent advisors, director compensation, director orientation and continuing education, management evaluation and succession, and evaluation of the performance of the Board of Directors.

Independence

The Board of Directors in its business judgment has determined that the following 11 of its 13 members are independent in compliance with the New York Stock Exchange listing standards: Janet A. Alpert, Gale K. Caruso, Michael Dinkins, John P. McCann, Dianne M. Neal, Robert F. Norfleet, Jr., Robert T. Skunda, Julious P. Smith, Jr., Thomas G. Snead, Jr., Eugene P. Trani and Marshall B. Wishnack. In reaching this conclusion, the Board of Directors considered that the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board of Directors or members of their immediate families are or were directors or officers. Consistent with the New York Stock Exchange listing standards, our Corporate Governance Guidelines establish categorical standards under which a director will not be considered to have a material relationship with us if:

•

during each of the current fiscal year and three most recent fiscal years, neither the director nor any immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent on continued service);

•

during each of the current fiscal year and three most recent fiscal years, the director is not, and was not, an executive officer or an employee, or whose immediate family member is not, or was not, an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; or

•

the director serves as an executive officer of a charitable organization to which during each of the three preceding fiscal years the Company made charitable contributions that did not exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

None of our non-management directors, their immediate family members, or organizations in which they are a partner, shareholder or officer, are engaged in relationships with us not meeting the categorical standards set forth above. The Corporate Governance Committee also considered all relevant facts and circumstances in making an independence determination, and, in the course of its determination regarding independence, it considered the following transactions, relationships and arrangements:

•	the fact that Julious P. Smith, Jr. is a principal in the Williams Mullen law firm, which acts as our primary outside counsel;

•

the fact that Michael Dinkins is Executive Vice President and Chief Financial Officer of Hilb, Rogal and Hobbs Company, a company which acts as our primary insurance broker and on whose Board of Directors our Chairman and Chief Executive Officer sits;

•

the fact that Eugene P. Trani is the President of Virginia Commonwealth University (VCU) and other directors serve in various capacities on Boards within VCU and we made an immaterial contribution to VCU’s Business School.

The Corporate Governance Committee concluded that such relationships did not affect such directors’ independence and the Audit Committee concluded that such relationships were not required to be disclosed under Item 404(a) of Regulation S-K.

Codes of Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and employees of the Company and each of its subsidiaries and controlled affiliates and a Code of Ethics for Senior Financial Officers for the Chairman and Chief Executive Officer and principal financial officers. The Codes address such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading.

Board and Committee Meeting Attendance

In 2007, there were eight meetings of the Board of Directors. No directors attended fewer than 75% of the total aggregate number of meetings of the Board of Directors and of the committees on which he or she served.

Lead Director and Executive Sessions

In 2007, the Board of Directors appointed a Lead Director to be responsible for ensuring that the Board of Directors operates independently of management and to provide directors with a leadership contact independent from the Chairman and Chief Executive Officer. The Corporate Governance Guidelines provide that the Lead Director shall be appointed annually from among the independent directors. The current lead director is Eugene P. Trani, who is Chairman of the Corporate Governance Committee.

The Lead Director serves as chairman for executive sessions where non-management directors meet on an informal basis. These executive sessions are scheduled either before or after each regularly scheduled Board of Directors meeting. At least once a year the Board of Directors schedules an executive session including only independent directors.

The Lead Director is responsible for chairing meetings when the Chairman and Chief Executive Officer is absent or when it is deemed inappropriate for the Chairman and Chief Executive Officer to preside over the meeting. The Lead Director acts as a liaison between the Board of Directors and the Chairman and Chief Executive Officer and among Committee chairs and senior management. The Lead Director participates in setting the agendas for meetings of the Board of Directors and ensures that directors receive on a timely basis the reports, background materials and other resources necessary to enable them to carry out their responsibilities. The Lead Director also may make recommendations regarding consultants for the Board of Directors and perform other duties as requested by the Board of Directors or any of its Committees.

Communications with Directors

Any director may be contacted by writing to him or her c/o the Secretary of the Company at the address set forth above. Communications to the non-management directors as a group may be sent to the Lead Director c/o the Secretary of the Company at the same address. We promptly forward, without screening other than normal security procedures for all our mail, all correspondence to the indicated director or directors.

Committees of the Board

The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Corporate Governance Committee, the Investment Funds Committee and the Finance Committee.

Executive Committee

The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board of Directors meetings. The members of the Executive Committee are Messrs. Chandler (Chairman), Dinkins, McCann, Snead, Wishnack and Trani. The Executive Committee met one time in 2007.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the oversight responsibility of the Board of Directors to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the internal audit function. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Committee operates under a written charter last amended by the Board of Directors in December 2007.

The members of the Audit Committee are Messrs. Snead (Chairman), McCann, Norfleet and Skunda and Mmes. Caruso and Neal, all of whom the Board of Directors in its business judgment has determined are independent as defined by regulations of the Securities and Exchange Commission and the New York Stock Exchange listing standards. The Board of Directors also has determined that all of the Committee members are financially literate as defined by the New York Stock Exchange listing standards and that Mr. Snead and Ms. Neal qualify as audit committee financial experts as defined by regulations of the Securities and Exchange Commission.

The Audit Committee met four times in 2007. For additional information regarding the Committee, see “Audit Information – Report of Audit Committee” on page 51 of this Proxy Statement.

Executive Compensation Committee

The Executive Compensation Committee performs the responsibilities of the Board of Directors relating to compensation of the Company’s executives. The Committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Named Executive Officers (“NEOs”);

•

evaluating and determining compensation for the Chairman and Chief Executive Officer (“CEO”), reviewing and approving the compensation of the other NEOs and reviewing compensation paid to the Company’s executive officers, other than the NEOs;

•	reviewing and discussing with the Company’s executive officers the Company’s Compensation Discussion and Analysis and providing the Compensation Committee Report;

•

making recommendations to the Board of Directors with respect to annual and long-term incentive compensation plans and equity-based plans and administering the Company’s equity-based, deferral and other compensation plans, including review of significant changes in the Company’s other benefit plans;

•	reviewing and approving the terms of employment, termination, severance and change of control agreements or any other compensation arrangements with the Company’s executive officers;

•

reviewing with the assistance of corporate personnel or independent consultants, the impact of tax, accounting and regulatory requirements on executive compensation, reviewing on a periodic basis significant trends, developments and alternatives in executive compensation and evaluating competitive market analyses of the Company’s overall executive compensation program and its components; and

•	monitoring compliance with the Company’s target stock ownership program for executives.

The processes and procedures for the consideration and determination of executive compensation, the extent to which the Executive Compensation Committee delegates its authority and the role of executive officers in the compensation process are set forth in detail in the Company’s Compensation Discussion and Analysis on Page 15 of this Proxy Statement. The Committee operates under a written charter last amended by the Board of Directors in December 2007.

The members of the Executive Compensation Committee are Messrs. Wishnack (Chairman), McCann, Snead and Trani and Ms. Neal, all of whom the Board of Directors in its business judgment has determined are not employees and are independent as defined by the New York Stock Exchange listing standards. The Committee met six times in 2007. For additional information regarding the Committee, see “Compensation Discussion and Analysis” on page 15 of this Proxy Statement.

Corporate Governance Committee

The Corporate Governance Committee makes recommendations to the Board of Directors concerning corporate governance practices, persons qualified to become members of the Board of Directors and the form and amount of compensation to be paid to directors. The Committee acts as the Company’s nominating committee. The Committee operates under a written charter last amended by the Board of Directors in December 2007.

The members of the Corporate Governance Committee are Messrs. Trani (Chairman), Norfleet, Skunda and Snead and Ms. Caruso, all of whom the Board of Directors in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met four times in 2007.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the Corporate Governance Committee if we, the Company, receive timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Committee. To be timely for the 2009 annual meeting, the notice must be received within the time frame set forth in “Proposals for 2009 Annual Meeting” on page 53 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 3.4 of the Company’s Bylaws, a printed copy of which is available to any shareholder at no cost upon written request to the Secretary of the Company at the address set forth above under “Where to Find Corporate Governance Information” on page 9 of this Proxy Statement.

The Corporate Governance Committee considers, at a minimum, the following factors in recommending to the Board of Directors potential new directors, or the continued service of existing directors:

•

The characteristics described in the Corporate Governance Guidelines (i.e., knowledge of business and financial affairs, an understanding of the Company’s business and the complexities of a large publicly-traded company in today’s business environment, personal qualities of integrity and judgment, educational background and business or professional experience);

•	Whether the member/potential member assists in achieving a mix of Board of Directors members that represent a diversity of background and experience;

•

Whether the member/potential member is subject to a disqualifying factor as described in the Corporate Governance Guidelines (e.g., relationships with competitors or recent previous employment with the Company);

•	Whether an existing member has reached retirement age;

•	The member’s/potential member’s independence;

•

Whether the member/potential member would be considered an “audit committee financial expert” or “financially literate” under Securities and Exchange Commission regulations and New York Stock Exchange listing standards;

•	The extent of the member’s/potential member’s business experience, technical expertise, or specialized skills or experience; and

•	Any factors related to the ability and willingness of a new member to serve, or an existing member to continue his or her service.

Under our process for selecting new candidates for the Board of Directors, the Chairman and Chief Executive Officer, the Corporate Governance Committee or other members of the Board of Directors identify the need to add a new member with specific qualifications or to fill a vacancy on the Board of Directors. The Chairman of the Corporate Governance Committee initiates a search, working with staff support and seeking input from members of the Board of Directors and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board of Directors is presented to the Corporate Governance Committee. A determination is made as to whether Corporate Governance Committee members or other members of the Board of Directors have relationships with preferred candidates and can initiate contacts. The Chairman and Chief Executive Officer and at least one member of the Corporate Governance Committee interview prospective candidate or candidates. The Corporate Governance Committee meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval by the full Board of Directors.

Investment Funds Committee

The Investment Funds Committee establishes the investment policy and monitors the performance of pension and portfolio investments of the Company and its subsidiaries. The members of the Investment Funds Committee are Messrs. McCann (Chairman), Dinkins, Foster and Smith and Mmes. Alpert and Caruso (Vice-Chair). The Committee met four times in 2007.

Finance Committee

The Finance Committee advises the Board of Directors with respect to financing needs, capital structure, significant mergers and acquisitions and other matters related to corporate finance. The members of the Finance Committee are Messrs. Dinkins (Chairman), Foster, McCann, Smith and Wishnack and Ms. Alpert. The Committee met seven times in 2007.

Annual Meeting Attendance

We encourage members of the Board of Directors to attend the Annual Meeting of Shareholders. All of the directors attended the 2007 Annual Meeting of Shareholders.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

LandAmerica believes that our executive compensation program should not only attract, retain and motivate talented executives but also complement our financial results from business operations, which depend heavily on the economic cycles that the entire real estate industry regularly experiences. Therefore, we structure our executive compensation program to both boost performance and account for this cyclicality: we limit fixed costs, we structure incentive programs so that awards reflect our ability to afford them and we consider our relative performance compared to our peers. The following discussion and analysis of our executive compensation program begins with an explanation of the functions performed by those overseeing and implementing the program and proceeds through our compensation philosophy and objectives. It addresses what our executive compensation program is designed to reward, with particular focus on how we compensate each Named Executive Officer (NEO), and describes each element of compensation and the rationale that supports it as well as the interrelationship of such elements.

Oversight and Operation of the Executive Compensation Program

The Executive Compensation Committee of the Board of Directors (the Committee) oversees the compensation program for our NEOs. For details on the Committee’s oversight of the executive compensation program, see “Executive Compensation Committee” on page 12 of this Proxy Statement. The Committee retains the services of a consulting firm, Mercer (US) Inc. (Mercer), to advise the Committee on our executive compensation program. During 2007, the Committee requested and Mercer furnished the Committee with incentive plan modeling and dilution analysis, a peer group analysis and review in which data regarding a potential new peer group was presented, an executive compensation review including pay for performance analysis, dilution analysis and restricted stock projections. The Committee used such materials in its compensation decisions. Representatives from Mercer typically attend portions of the Committee’s meetings; however, although the consultant attends meetings and makes recommendations to the Committee, the Committee retains ultimate authority over compensation decisions.

The CEO worked with the other NEOs to develop their individual goals for the 2007 fiscal year in support of LandAmerica’s operating plan. After evaluating the performance of those NEOs for 2006 against their individual goals for that year, the CEO made recommendations to the Committee as to their base salary, cash incentives and equity incentives. The Committee considered such recommendations in the context of its overall compensation decision making, but it retained ultimate responsibility over compensation for NEOs, including the CEO.

We do not have a policy on adjusting or recovering awards or payments if the relevant performance measures upon which they are based are restated or adjusted, except as may be legally required. If such a situation were to arise, the Committee would consider whether to adjust or recover the award on a case-by-case basis.

Objectives of the Compensation Program

We designed our executive compensation program based on the following objectives.

Total executive compensation and benefits should be competitive.

Our compensation and benefits must provide for flexibility in attracting, retaining and motivating talent to drive successful corporate performance. We compete in a competitive labor market for executives and must be able to offer competitive opportunities for total compensation and benefits. To determine competitive market rates of pay, the Committee, with the assistance of Mercer, regularly reviews competitive compensation data from two peer groups and a broader industry survey, to ensure that total pay levels, pay mix, and pay design are competitive. Further information on our peer groups is set forth below under the heading “What the Compensation Program is Designed to Reward.”

Structure of compensation should reflect cyclicality of the industry.

Changes in interest rates result in cyclicality of our revenue and necessitate that we manage expenses prudently so that our expenses align with our revenue base. To that end, we fix base salary and benefits at competitive levels and adjust incentive and equity payouts to NEOs to reflect our level of profitability and other performance measures from year to year. Specifically, by setting salary levels to be competitive with our chosen peers, specifically the Title Insurers Peer Group for the CEO and CFO and the Broader Survey Data for the other NEOs, we structure our fixed compensation to account for the market cyclicality that also affects our peers. The variable annual and long-term incentives provide for more substantial payouts when we have strong absolute and relative performance; conversely, we pay lower awards when our absolute performance and performance relative to our peers is weak. Thus, the costs of the compensation and benefits programs have a direct relationship with our profitability, which varies with the business cycles of the real estate industry.

Compensation should reflect performance.

We believe that a significant portion of an executive’s total compensation should reflect performance in three areas: absolute company performance, relative company performance and individual performance. We currently consider performance in these three areas without attributing any particular percentage of compensation to each area of performance; however, our incentive program for NEOs for 2008 will expressly take into consideration performance of a particular business unit for those NEOs who are responsible for business unit. The discussion below under “Elements of the Compensation Program” addresses how each element of compensation reflects performance.

Executives should have a meaningful equity stake in the enterprise.

The Committee believes that our long-term success depends upon aligning executives’ and shareholders’ interests. To support this objective, we provide our executives with equity accumulation opportunities, primarily by awarding restricted stock. Other opportunities for equity accumulation include the Executive Voluntary Deferral Plan (EVDP), which provides executives an opportunity to defer cash incentive compensation into LandAmerica stock (with a 20% company stock premium, offered when the deferral election is in company stock), and an Employee Stock Purchase Program, which permits all employees to purchase LandAmerica common stock at a discount. Restricted stock grants vest over four years and the EVDP premium for deferrals in LandAmerica stock vests over three years to support long-term retention of executives and reinforce long-term considerations because executives cannot sell the shares until they have vested. We have also adopted equity ownership guidelines to reinforce the need to accumulate and hold a significant equity stake in LandAmerica. Each of these programs, including the equity ownership guidelines, is described below under “Elements of the Compensation Program.”

What the Compensation Program is Designed to Reward

Our executive compensation program is designed to reward individual performance as well as absolute and relative corporate performance. With respect to individual and absolute corporate performance, the Committee evaluates the performance of each NEO with respect to individual and corporate goals in setting compensation. The table below sets forth the categories of evaluation for each of the NEOs for the 2007 fiscal year:

NEO Categories of Evaluation for 2007

Named Executive Officer	Categories of Evaluation for 2007*
Chandler	• Financial and operating results including total revenue, title market share, pre-tax income, title profit share, return on equity and total shareholder return
• Leadership and vision
• Executive talent development and management
• Sales leadership and organic growth
• Management of regulatory issues

Evans	• Financial and operating results including total revenue, title market share, pre-tax income, title profit share, return on equity and total shareholder return
• Leadership
• Individual duties and responsibilities as Chief Financial Officer

Astheimer	• Financial and operating results including total revenue, title market share, pre-tax income, title profit share, return on equity and total shareholder return
• Development and implementation of business plan for Agency Services channel
• Financial and operating results associated with Agency Services channel
• Leadership of Agency Services channel
• Individual duties and responsibilities as President of Agency Services channel

Hill	• Financial and operating results including total revenue, title market share, pre-tax income, title profit share, return on equity and total shareholder return
• Development and implementation of business plan for Residential channel
• Financial and operating results associated with Residential Services channel
• Leadership including leadership in reorganization of Residential Services channel
• Individual duties and responsibilities as President of Residential Services channel

Selby	• Financial and operating results including total revenue, title market share, pre-tax income, title profit share, return on equity and total shareholder return
• Development and implementation of business plan for Commercial Services channel
• Financial and operating results associated with Commercial Services channel
• Leadership of Commercial Services channel
• Individual duties and responsibilities as President of Commercial Services channel

*	The Committee does not weight these categories of evaluation, but financial and operating results constitute important measures.

Peer groups play multiple roles for the Company. The groups serve as a pay reference. The Committee also uses the Title Insurers Peer Group to assess relative performance for equity award determinations. The table below identifies the composition of the groups used for comparative purposes with respect to 2007 compensation decisions along with the basis for selecting the groups and the functions performed by each group.

Peer Group Information

Name	Composition	Rationale	Uses
Title Insurers Peer Group	• Fidelity National Financial • First American Corporation • Old Republic International Corporation • Stewart Information Services Corp	These companies are considered to be our direct competitors.	• Primary reference for compensation of CEO and CFO • Supplemental reference for compensation of other NEOs • Used to assess relative performance for equity award determinations

Full Financial Services Peer Group	• Title Insurers Peer Group companies • Ambac Financial Group, Inc. • Commerce Group, Inc. • MDC Holdings. • Technical Olympic USA • White Mountains Insurance Group

These companies are:

•   comparable in size to us with mortgage related operations,

•   impacted by interest rates in a manner similar to us, and

•   have share returns that positively correlate to our share price movement.

• Supplemental reference for all NEO compensation • Reference for retrospective look at pay outcomes relative to performance

Broader Survey Group

•   Published compensation survey statistics for companies in the insurance and services industries to capture similar industry characteristics

•   Selected survey references are market composites of companies of similar size to LandAmerica

		These markets provide additional competitive labor market information.	• Primary reference for compensation of NEOs other than CEO and CFO • Supplemental reference for compensation of CEO and CFO

In 2007, the Committee reviewed the composition of the peer groups with the assistance of Mercer. It concluded that the Title Insurers Peer Group continued to represent our direct competitors; however, changes were made to the Full Financial Services Peer Group. In particular, Ambac Financial Group, Inc., Commerce Group, Inc. and White Mountains Insurance Group, Ltd. were excluded because of their lack of interest rate sensitivity and weaker stock price correlation. MDC Holdings and Technical Olympic USA were excluded because, even though they are homebuilders subject to many of the same real estate market forces as LandAmerica, their operational requirements and business models are different than ours. The Committee replaced the excluded companies with four new Full Financial Services Peer Group companies: Indymac Bancorp, MGIC Investment Corp, Radian Group Inc. and PMI Group Inc. that are mostly mortgage insurance companies and were selected based on a screen of companies with similar business models, interest rate sensitivity and stock price movement.

The Committee recognizes the importance of reviewing our performance relative to the selected peer companies as a consideration in setting compensation levels. Within the Title Insurers Peer Group, the Committee analyzes relative performance in setting equity award levels. In addition, as part of the Committee’s 2007 and ongoing regular review of executive compensation, it considers retrospectively the relationship between our compensation levels versus peers in the Title Insurers Peer Group, Full Financial Services Peer Group, and Broader Survey Group and makes adjustments if necessary. During 2007, no adjustments were made. Through this analysis, the Committee seeks to align relative pay positioning and relative performance positioning.

Indicators of our financial performance compared to the peer groups that the Committee reviewed in 2007 were examined over the 2006 fiscal year and the three-year period from 2004 to 2006, to provide perspective on relative short-term and long-term performance results. The Committee believes these performance indicators, which are listed in the table below, express a composite measure of financial performance by evaluating growth, profitability and return. The first five of these indicators are also used to determine the Company’s relative performance ranking for purposes of determining the stock pool for annual equity awards. The financial performance indicators reviewed, the definitions of such indicators and the basis for selection of each are set forth in the table below:

Performance Indicators

Performance Indicator	Definition	Basis for Consideration	Applicable Peer Group Against Which Performance Indicator Measured
Total Shareholder Return	Stock price appreciation plus dividends	Basis for determining return to shareholders	Full Financial Services Peer Group

Return on Equity	Divide (1) income after all expenses, including special items, income taxes and minority interest, but before provisions for common dividends (but exclusive of discontinued operations or extraordinary items) for that period by (2) average shareholders equity	Improved return on equity should lead to improved shareholder return	Full Financial Services Peer Group

Return on Equity Improvement	Percentage increase in return on equity from one period to another	Same consideration as return on equity	Full Financial Services Peer Group

Profit Share Improvement	Percentage increase in profit share from one period to another	Customary measure of corporate performance	Title Insurers Peer Group

Revenue Growth	Percentage increase in revenue from one period to another	Customary measure of corporate performance	Full Financial Services Peer Group

Earnings Growth	Percentage increase in earnings from one period to another	Customary measure of corporate performance	Full Financial Services Peer Group

EBITDA Margin	EBITDA divided by total revenue	Customary measure of corporate performance	Full Financial Services Peer Group

Net Margin	Pre-tax earnings divided by total revenue	Customary measure of corporate performance	Full Financial Services Peer Group

Profit Share	Percentage of total market based on industry sources	Customary measure of corporate performance	Title Insurers Peer Group

The impact of absolute and relative performance on each element of compensation is discussed in further detail below under “Elements of the Compensation Program.”

Wealth Accumulation and Internal Pay Equity

The Committee does not use analytic tools such as wealth accumulation and internal pay equity in setting compensation because the Committee does not believe that implementing such measures will improve individual or corporate performance.

Elements of the Compensation Program

Compensation for NEOs consists of three main elements: base salary, annual cash incentives and annual equity incentives. The NEOs also participate in a number of other benefit programs including the EVDP, frozen retirement plans and other plans generally available to LandAmerica employees. The NEOs also receive certain perquisites comprising a minimal portion of their total compensation. The discussion below covers each element of our compensation program in detail and explains why we pay each element, how the amount of each element is determined and how each element relates to our overall compensation objectives and affects decisions regarding other elements.

Interrelationship of Elements within the Compensation Program

The Committee annually reviews base salary and annual and long-term incentives, and periodically reviews the benefit programs provided to each NEO. Decisions on each of these components are made individually; however, the Committee generally structures the compensation packages so that base salary comprises 20-40% of total compensation. The Committee intends for all incentives, including both cash and equity to comprise 60-80% of the total compensation package, but it does not have particular, separate percentage ranges for cash incentives and equity incentives. In 2007, the Committee reviewed a spreadsheet indicating the value and relative worth of all elements of the compensation and benefits programs. This data analysis was combined with a consideration of performance against peers in setting compensation, with no particular weighting to either consideration. No compensation changes were made based solely on a review of the spreadsheet. The table below sets forth the pay mix for fiscal year 2007 for each NEO by showing the percentages of base salary, annual cash incentives and annual equity incentives to the total of all three:

Pay Mix

Name	Base Salary	Annual Cash Incentive	Annual Equity Incentive[1]
Chandler	35%	0%	65%
Evans	40%	0%	60%
Astheimer	44%	29%	27%
Hill	44%	0%	56%
Selby	29%	71%	0%

[1]

The value of the Annual Equity Incentive was calculated by multiplying the number of shares and units awarded by $38.77, which was the closing price of the Company’s common stock on February 19, 2008, the closest business day to February 18, 2008, the date that the equity incentives were granted.

For 2007, Mr. Chandler’s and Mr. Evans’ pay mix reflect the fact that such individuals did not receive an annual cash incentive, but their equity compensation continues to comprise a large portion of the total. Mr. Astheimer’s base percentage is higher than in previous years because his incentives, both cash and equity, comprise a smaller portion of the total than in previous years. Ms. Hill’s base salary is a large portion of her total because she did not receive any cash incentive compensation for 2007. Mr. Selby did not receive an annual equity incentive for 2007 because of his impending retirement effective April 1, 2008. Instead, he received a larger annual cash incentive largely attributable to the outstanding performance of the business channel for which he is responsible.

The Committee analyzed how the NEOs’ base salary, total cash compensation (base salary plus annual cash incentive for 2006 performance) and total direct compensation (total cash compensation plus annual restricted stock and cash unit awards) compared to company pay at the proxy peer groups (and in particular, against executives holding the third through fifth positions in the Title Insurers Peer Group), and whether it was aligned with our performance relative to peer group performance across the performance indicators. The performance review indicated that our relative performance positioning versus peers was directionally consistent with pay levels, with the exception of Ms. Hill, who had just assumed her current responsibilities on January 1, 2007.

Base Salary

The base salary component of the compensation program provides fixed compensation to the NEOs for performance of core duties. The Committee intends for it to be a minority piece (20-40%) of the total compensation package offered to the NEOs, based on prevailing market practices. See the Pay Mix Table above for specific information on the percentage of base salary to total direct compensation, which includes salary and incentives.

The Committee targets base salary for the CEO and CFO to be generally competitive with the market median of their peers within the Title Insurers Peer Group and, supplementally, the Full Financial Services Peer Group. The Committee targets the base salary for the other NEOs to be generally competitive with their peer positions based on the Title Insurers Peer Group, the Broader Survey Group, and, supplementally, the Full Financial Services Peer Group. The Committee evaluates the base salaries of the NEOs and customarily adjusts on an annual basis in February or March of each year. The Committee makes adjustments to base salary based on individual performance, level of responsibility, relative importance and contribution to the overall success of our goals as well as changes in the competitive market, with no particular weight placed on each consideration. The Committee set the base salaries of the NEOs on a prospective basis on March 1, 2007, and the Committee gave each NEO a 3.3% salary increase effective on that date to keep pace with wage adjustments within the industry generally. In 2008, based on its assessment of total compensation and the comparative data and in light of overall corporate performance, the Committee made no changes to base salaries. Even though the compensation review demonstrated that Ms. Hill’s salary was not consistent with peer information, no changes were made to her base salary given current Company performance.

Annual Cash Incentives

Description of Annual Cash Incentives

Our pre-tax income funds our annual cash incentive program, with payouts adjusted to reflect individual and corporate performance. Generally, the Committee approves the plan design and award opportunities for each NEO on an annual basis within ninety days of the start of each fiscal year as required under Section 162(m) of the Internal Revenue Code of 1986, as amended. A specific explanation for the annual cash incentives for the 2007 fiscal year is set forth below.

2007 Fiscal Year Awards

For 2007, the Committee created a maximum target award schedule consisting of annual cash incentive awards based on a percentage of our pre-tax income as determined in accordance with Generally Accepted Accounting Principles, subject to the Committee’s right to reduce the awards as permitted under Section 4.2 of the Company’s shareholder-approved Executive Officer Incentive Plan (EOIP). The percentages of pre-tax income selected were as follows: Chandler .9%; Evans .3%, Astheimer .4%; Hill .4 % and Selby .8%. The Committee selected the percentages of pre-tax income for each officer based on our estimated profit forecast and the impact of the potential award on competitive pay positioning versus the market references described above. When the awards were established, the Committee also reserved the right to adjust pre-tax income to exclude extraordinary items. The Committee specifically has the right to reduce a participant’s cash award based on the executive’s annual performance and to account for the evaluation of the participant’s integrity, leadership, individual duties and responsibilities and relative importance and contribution to the overall success of our goals. Further reductions may be made to the annual cash award to an NEO who is President of one of our business channels to account for the financial results of the NEO’s particular channel. The Committee’s exercise of negative discretion is expected with the award of performance-based compensation under Section 162(m) and does not necessarily suggest that our or the NEOs’ performance was unsatisfactory. Instead, reductions could occur even if performance is superior because the established targets represent a maximum. Because the Company had no pre-tax income for 2007, no annual cash incentives were awarded under the EOIP.

The Committee awarded discretionary cash bonuses of $760,306 to Mr. Selby and $207,454 to Mr. Astheimer to reward them for the positive pre-tax performance of the business channels for which they are responsible. Mr. Selby’s bonus was calculated to equal the portion of the Commercial channel’s pre-tax income that the Committee considered to be attributable to Mr. Selby’s efforts. Mr. Astheimer’s bonus was calculated to equal the portion of the Agency channel’s pre-tax income, which was smaller than the Commercial channel’s pre-tax income in 2007, that the Committee considered to be attributable to Mr. Astheimer’s efforts.

Any incentive compensation for the NEOs that would have been paid under the EOIP qualifies for deductibility under Section 162(m) of the Internal Revenue Code. However, discretionary cash bonuses do not qualify for such deductibility, and the Committee retains the discretion to pay such bonuses in order to reward exemplary individual performance. However, for the 2008 performance year, for the NEOs who are responsible for particular business channels, the Committee revised the maximum award schedule to provide for an annual cash incentive award equal to the sum of a percentage of our pre-tax income as determined in accordance with Generally Accepted Accounting Principles plus a percentage of pre-tax income for the business channel for which the NEO is responsible, subject to the Committee’s right to reduce the awards as permitted under the EOIP. This change will align compensation with channel performance and will improve deductibility of any future awards paid based on channel pre-tax income.

Why We Pay Annual Cash Incentives

Our annual cash incentives support a number of our compensation objectives. First, our annual cash incentives enable the company to provide competitive cash compensation against market references, which are the Title Insurers Peer Group for the Chief Executive Officer and Chief Financial Officer, the Broader Survey Group for the other NEOs and, supplementally the Full Financial Services Peer Group for all NEOs. Aggregate award opportunities are adjusted to provide the potential for market competitive awards based on our expected performance.

Second, we have structured the annual incentive program for the NEOs to account for the cyclicality of our business due to changes in interest rates, which lead to volatility in revenue and profitability. The annual incentive plan structure recognizes that when favorable market conditions exist, payouts should reflect our prosperity, and when unfavorable market conditions exist, the annual incentive plan funding and payouts are reduced to reflect lower profitability. In 2007, no payouts were made under the EOIP and discretionary bonuses were paid selectively to reward individual performance.

Third, through annual cash incentives, we tie a significant portion of the NEOs’ compensation to performance including annual corporate performance and/or a business channel for which a NEO is responsible, as well as to specific individual performance goals. The annual cash incentive program serves as a tool to motivate executives to insure we meet our performance goals. We seek to manage expenses prudently so that our expenses align with our revenue base. To that end, our executive compensation program reflects profitability of the enterprise, which measures how effectively our executives manage expenses so they increase and decrease with revenue.

Annual Equity Incentives

Description of Annual Equity Incentives

Prior to 2002, the Committee granted stock options to our senior management. After considerable discussion and review of the merits of stock options versus restricted stock, the Committee decided to replace stock option grants with restricted stock grants, and (beginning in 2004) with a combination of restricted stock and cash units, so that recipients could utilize vesting cash awards to fund the income tax obligation that arises upon vesting of restricted stock awards. Specifically, the Committee considered the following points in reaching its determination: (i) stock grants immediately increase management’s stock ownership, tie its financial interests to those of our shareholders and help retain executives during periods of cyclicality; (ii) executives are more motivated by restricted stock and cash unit awards than option awards of equal value to grow the value of the enterprise; and (iii) we no longer have an economic incentive to grant stock options rather than restricted shares since the adoption of FAS 123R and required option expensing.

In 2007 and 2008, the Committee continued its practice of granting equity awards in the form of restricted stock and cash units. The restricted shares and units vest pro rata over four years to support retention and were granted based on overall corporate results as well as the individual NEO’s performance.

2007 Fiscal Year Awards

For awards pertaining to performance for the 2007 fiscal year, the Committee determined the size of the maximum pool of shares from which to draw all awards to senior management including the NEOs. In addition to determining a size of the maximum pool of shares, the Committee also set maximum share grants for each participant, which cannot be greater than the 50,000 share maximum per participant set forth in the EOIP. Prior to 2007, the Committee had awarded restricted stock based on a percentage of revenue in excess of a stated amount for each NEO, subject to adjustment under the EOIP. After considerable discussion, the Committee switched to the pool concept in 2007 to improve the correlation between corporate performance and the awards granted. The size of the stock pool may be a percentage between zero and four percent of the weighted average of diluted shares outstanding during fiscal year 2007, depending on our average performance rank against other members of the Title Insurers Peer Group on five separate performance measures, which, collectively, represent our competitiveness, the cyclicality of the market and our relative performance. Specifically, those performance measures include ranking of (1) total shareholder return for the fiscal year, including reinvested dividends, (2) return on equity for the fiscal year, (3) percent change in return on equity over the fiscal year, (4) profit share within the Title Insurers Peer Group for the fiscal year and (5) percent change in profit share within the Title Insurers Peer Group over the fiscal year. The table below sets forth the exact calculation of the stock pool based on our average performance rank:

Average Performance Rank	Maximum Stock Pool (percentages are of the weighted average diluted shares outstanding during fiscal 2007)	Example Performance Rank (5 metrics)
1.00	4.00%	Ranked 1st on all five measures
1.01 – 1.50	3.00%	Ranked 1st on four measures and 2nd on one measure
1.51 – 2.49	2.50%	Ranked 2nd on three measures and 3rd on two measures
2.50 – 3.50	2.00%	Ranked 3rd on all five measures
3.51 – 4.49	1.50%	Ranked 4th on three measures and 3rd on two measures
4.50 – 4.99	1.00%	Ranked last on three measures and 4th on two measures
5.00	.00%	Ranked last on all measures

On February 19, 2007, the Committee assigned each NEO a percentage of the stock pool and designated share maximums for each participant, subject to the Committee’s right to reduce the awards as permitted under Section 4.2 of the EOIP. The percentages of the stock pool selected (and designated maximums) were as follows: Chandler 28.4% (50,000 shares); Evans 17.0% (30,000 shares), Astheimer 3.9% (6,800 shares); Hill 3.9% (6,800 shares) and Selby 3.9% (6,800 shares) based on level of responsibility and the categories on which the NEOs were evaluated. In setting these percentages, the Committee’s goal was to align the interests of the officers with the most control over the performance of the Company with the Company by granting them the largest percentages of the stock pool. The Committee may also reduce an equity incentive award for a participant based on the executive’s annual performance and to account for the evaluation of a participant’s integrity, leadership, individual duties and responsibilities, and relative importance and contribution to the overall success of corporate goals. Although the maximum stock pool for awards pertaining to performance for the 2007 fiscal year was two percent of the weighted average of diluted shares outstanding, the Committee made awards to all senior officers, including the NEOs, for fiscal year 2007 using its negative discretion to adjust the awards so that they equaled approximately .77% of the weighted average of diluted shares outstanding, excluding the portion of the award attributable to cash units. Actual awards were 17,400 restricted shares and 12,600 cash units for Mr. Chandler; 8,700 restricted shares and 6,300 cash units for Mr. Evans; 2,900 restricted shares and 2,100 cash units for Mr. Astheimer and 5,800 restricted shares and 4,200 cash units for Ms. Hill. The Committee adjusted the awards of Messrs. Chandler, Evans and Astheimer down to a level appropriate for their individual performance and to recognize the cash bonus awarded to Mr. Astheimer. The Committee gave Ms. Hill the maximum share award and added a discretionary award to recognize her substantial work restructuring the Company’s residential business. The Committee did not make a stock award to Mr. Selby in anticipation of his announced retirement to be effective April 1, 2008 in favor of a discretionary cash bonus paid to Mr. Selby. The Committee made awards to all senior officers, including the NEOs for fiscal year 2006 equal to .63% of the weighted average of diluted shares outstanding, for fiscal year 2005 equal to .80% of the weighted average of diluted shares outstanding, in each case excluding the portion of the award attributable to cash units.

The Committee approved the restricted stock and cash unit grants for 2007 on February 18, 2008 effective March 14, 2008, with vesting on February 28 in the following four years, rather than the approval date, in order to provide consistency with prior grant dates and transparency and for the additional purpose of ensuring that vesting occurs on dates that are generally during an open window for trading stock.

Why We Pay Annual Equity Incentives

The Committee believes that (1) equity incentive compensation performs an essential role in retaining and motivating executive officers; (2) providing executive officers with long-term incentives encourages the executive officers to make decisions affecting the operation of the business that maximize shareholder value; and (3) significant ownership of stock by senior management aligns the interests of management with the shareholders. As an executive’s level of responsibility increases, the number of restricted shares and cash units granted to the executive increases because increased responsibility typically means increased ability to affect corporate performance. Long-term incentives also provide an opportunity for NEOs to accumulate capital, which complements the modest company-funded retirement benefits and lack of any excess benefit plans for NEOs, except for a grandfathered Supplemental Executive Retirement Plan for Mr. Selby, which is discussed in more detail below.

Benefit Programs

We provide benefit programs consistent with our overall compensation philosophy of minimizing fixed costs. The value of benefits and other compensation also varies from year to year, but traditionally falls within 2 to 5% of the NEO’s compensation. The Committee completed its last market assessment of the executive benefit programs in 2006 in order to assess whether to adjust its benefit arrangements. As part of the market assessment, the Committee examined retirement benefits for comparable positions within the Title Insurers Peer Group. As a result of the assessment, the Committee did not make any material changes to its benefit arrangement, other than the adoption of a revised Change of Control Agreement, as discussed in more detail below.

Executive Voluntary Deferral Plan

Each NEO is eligible to participate in the EVDP. Under the EVDP, a participant may make annual elections to defer up to 95% of his or her cash incentive compensation. The participant may invest the deferred funds in cash at 8% annual interest or in deferred LandAmerica stock units. While the 8% annual rate of return is currently an above-market rate, it was a market rate when the rate was established, and the Committee maintains the rate to give participants certainty, in part to replace the retirement plans that we no longer offer and to recognize the benefits are an unsecured and unfunded obligation. If a participant defers any portion of his or her cash incentive compensation into deferred LandAmerica stock units for a particular plan year, then the participant receives an additional amount of deferred LandAmerica stock units equal to 20% of the total amount deferred in order to provide the participant with an additional capital accumulation opportunity. Aside from the additional stock received, there are no other corporate matches to the EVDP. For each deferral made, the 20% deferred stock unit premium and one-half of the interest (4%) vests after three years.

The EVDP provides a tax-favored vehicle for participants, including NEOs, to defer their compensation and accumulate funds tax-deferred over time. The participants may potentially use these funds to support retirement savings. We do not offer a defined benefit plan (other than the frozen plans described below), so the EVDP provides an alternative vehicle to support market competitive accumulation of funds for retirement, based on an analysis of the benefits offered by the Title Insurers Peer Group. Because participants may invest in LandAmerica stock through the EVDP and because participants may receive additional stock units for deferring into stock, the EVDP encourages stock ownership by NEOs. All NEOs participate in the EVDP.

Other Retirement Benefits

We provide modest company-funded retirement benefits. This benefit is consistent with the objective of providing cash and other incentive compensation that varies with the business cycle. This arrangement allows participants to self-direct funding of their retirement and does not impose a high fixed-cost burden on us. With respect to retirement benefits, our Cash Balance Plan and Benefit Restoration Plan were frozen on December 31, 2004; all NEOs were participants in the Cash Balance Plan, which was a plan available to all salaried employees (and now frozen for all salaried employees who were participants on that date).

1.	Cash Balance Plan

While it was an active plan, the Cash Balance Plan provided participants with the benefit of an annual compensation credit determined by applying a formula involving the participant’s age, years of service and annual compensation, subject to qualified plan limitations. The frozen Cash Balance Plan accounts of the NEOs continue to receive annual interest credits. The interest credits vary from year to year. The annual interest credit for fiscal year 2007 that was applied to all frozen Cash Balance Plan accounts including those of the NEOs was 4.60%.

2.	Benefit Restoration Plan

Three of the NEOs (Messrs. Astheimer, Chandler and Evans) participated in the Benefit Restoration Plan. While it was an active plan, the Benefit Restoration Plan provided participants with a benefit determined by applying a formula involving the participant’s age, years of service and annual compensation, less the benefit received under the Cash Balance Plan. When the Benefit Restoration Plan was frozen on December 31, 2004, the value of that benefit was fixed for each participant. The Benefit Restoration Plan, as frozen, will provide each participant with a post retirement benefit for a period of 15 years. For additional discussion, see the Pension Benefits Table on page 37 of this Proxy Statement.

3.	Supplemental Executive Retirement Plan

Mr. Selby is a party to a Supplemental Executive Retirement Plan Agreement (“SERP”) dated May 4, 1994, since amended and restated. Mr. Selby is the only NEO currently participating in a supplemental retirement arrangement as it became effective while Mr. Selby was an employee of Reliance Group Holdings, Inc., prior to the combination of its business with ours. Mr. Selby’s SERP provides for a retirement benefit equal to thirty percent (30%) of his career average annual salary for a period of 10 years after his normal or early retirement. Because of Mr. Selby’s SERP, Mr. Selby is also a party to a Supplemental Change of Control Agreement described in further detail below.

4.	Lawyers Title Insurance Corporation Deferred Income Plan

The Lawyers Title Insurance Corporation Deferred Income Plan (“LTDIP”) is an inactive plan that provided executives with the opportunity to defer compensation. Although the plan is no longer active, Mr. Astheimer is the only NEO who still has an account balance under the LTDIP. Amounts previously deferred by Mr. Astheimer under the LTDIP earn annual interest of 19%.

Benefits Available to LandAmerica Employees

We do not currently maintain any executive benefit plans for the NEOs other than those mentioned above. Our view is that additional benefit plans are not necessary to maintain a competitive compensation package for our executives. Not maintaining these programs reduces fixed costs.

The NEOs may participate in plans and benefits that are offered generally to employees, including the Savings and Stock Ownership Plan (the “401(k) Plan”), the Employee Stock Purchase Plan, long- and short-term disability coverage, life insurance, and other personal benefits (e.g., flexible spending accounts; real estate transaction reimbursements; tuition reimbursements; matching charitable gifts; health, dental, and vision coverage; and paid time off).

Perquisites

Each NEO receives various perquisites that, in conjunction with the benefit plans available to all salaried employees, are designed in part to meet their health and welfare needs.

On February 19, 2007, the Committee adopted an Executive Perquisite Reimbursement Policy to provide for the reimbursement of personal expenses that are not covered under our existing policies or programs to enable eligible executive officers to help support their financial and physical well being in recognition of their key role in the success of the organization. All of the NEOs are covered under this policy. Personal expenses that are eligible for reimbursement are those that support financial and physical well being and include the cost of estate planning, tax preparation, financial planning, physical exams and medical costs not covered under our healthcare plan, and memberships in facilities dedicated solely to exercise and physical well being. Any reimbursement under the policy is treated as income to the recipient. Under the policy, the CEO has an annual reimbursement limit of $10,000 and the other NEOs have an annual reimbursement limit of $5,000. In addition to the policy stated above, for fiscal year 2007, we discontinued the payment of car allowances and reimbursement for country club dues to the NEOs and other members of the senior management team. In exchange for foregoing these payments and reimbursements, Mr. Astheimer received a payment of $12,960 on March 30, 2007 and will receive additional payments in that amount on March 30, 2008 and March 30, 2009. Mr. Selby received a payment of $10,356 on March 30, 2007 and will receive an additional payment equal to one fourth of that amount on March 30, 2008. Mr. Selby’s payment in March 2008 was prorated as a result of his announced retirement on April 1, 2008. During 2008, we intend to continue making life insurance premium payments, reimbursing for certain spousal travel and providing Group Excess Liability insurance up to $4,000,000 of coverage for the NEOs.

Ownership Guidelines

To reinforce our stock ownership objective, the Committee established target ownership guidelines for the NEOs and other members of senior management in March 2003, which were updated in January 2006 and again in January 2007. In 1999, the Committee adopted a target ownership initiative requiring ownership of LandAmerica common stock equal to a salary multiple for Executive Vice Presidents and above, but the initiative was replaced with more formal guidelines in 2003. We use the guidelines to encourage the accumulation and retention of a significant economic stake in LandAmerica and to align executives’ interests with the economic interests of our shareholders. We believe the levels are appropriate considering our share granting practices and the ownership requirements of our peers. The share ownership levels for the various positions are as follows:

1.	Chairman and CEO – 65,000 shares

2.	Chief Financial Officer – 20,000 shares

3.	Executive Vice Presidents (who are also the President of a business channel or Chief of an internal department) – 12,000 shares

4.	Other Executive Vice Presidents – 10,000 shares

5.	Senior Vice Presidents – 5,000 shares

Executives have five years to reach their target ownership. Shares owned outright by the executive, shares held in a qualified benefit plan, unvested restricted shares, shares retained from option exercises, and deferred stock in the EVDP all count towards satisfaction of the guidelines. Once an executive reaches age 62, he/she is no longer subject to these guidelines. All NEOs have met their guidelines. Consequences associated with not meeting the guideline may include loss of eligibility for new equity grants, loss of eligibility for the 20% premium deferred units in the EVDP, and/or receiving a portion of the annual bonus in stock as determined by the Committee. We do not have any policies for hedging economic risk associated with such ownership because we do not consider such measures necessary at this time.

Severance/Change of Control Agreements

To ensure that the executive officers act in the best interests of shareholders and continue to perform in their roles when a change of control is possible, threatened or pending, we have entered into Change of Control Employment Agreements with each of the NEOs and other designated employees. In 2006, we revised all of the outstanding Change of Control Agreements to follow general market practices with regard to the terms and number of recipients within the organization based on information provided to us from Mercer and other publicly available information on change of control agreements that we discussed and analyzed with outside legal counsel. In 2007, further changes were made to ensure that the agreements were in compliance with Internal Revenue Code Section 409A. The Committee believes that the compensation multiples and form of Change of Control Agreement offered to the NEOs is consistent with general market practices with regard to the terms of such agreements.

For the NEOs including the CEO, the Agreements generally provide that if an executive officer is terminated other than for cause within three years after a change of control, or if the executive officer terminates his or her employment for good reason within such three-year period or voluntarily during the 30-day period following the first anniversary of the change of control for any reason, the executive officer is entitled to receive certain severance benefits. Severance benefits include a lump sum severance payment equal to a multiple of the sum of the executive officer’s base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits and additional payments to compensate the executive officer for certain excise taxes imposed on certain change of control payments. For the NEOs, the severance payment multiple is three times annual base salary and highest annual bonus, although the severance payment multiple in each instance may be lower if the executive has voluntarily terminated employment during the 30-day period following the first anniversary of the change of control. All benefits payable to the executives under the Agreements are subject to the limitations set forth in Section 409A of the Internal Revenue Code of 1986, as amended. The Change of Control Employment Agreements of the NEOs are discussed in more detail on page 40 under the heading “Potential Payments Upon Termination or Change of Control.” Because Mr. Selby’s SERP is structured differently from the frozen Benefit Restoration Plan, we entered into a separate Supplemental Change of Control Employment Agreement with Mr. Selby on January 1, 2008, to provide Mr. Selby with the same supplemental retirement benefits as those provided to other executive officers under the Change of Control Agreements.

Under our 2000 Stock Incentive Plan and the terms and conditions of the Non-qualified Stock Option Agreements and Restricted Stock and Cash Unit Agreements to which the NEOs are parties, unless otherwise provided by the Committee in an agreement, any outstanding restricted shares, unexercisable, unvested stock options, stock appreciation rights, or phantom stock will become fully exercisable and vested upon the date of a change of control. At this time, only stock options, restricted stock and cash units are outstanding. We provided for accelerated vesting in our 2000 Stock Incentive Plan to conform to market practice upon a change of control contingency, and we have not changed our practice since adoption of that plan. The Committee reviews the appropriateness of such acceleration from time to time as it makes new grants and awards.

Employment Agreements

Other than the Change of Control Employment Agreements including Mr. Selby’s Supplemental Change of Control Employment Agreement, none of the NEOs has an employment agreement. We do not typically offer employment agreements to our NEOs because they serve at our pleasure, and we want to maintain flexibility with respect to the terms of the executives’ employment arrangements.

Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K or proxy statement on Schedule 14A.

Executive Compensation Committee
Marshall B. Wishnack, Chairman John P. McCann Dianne M. Neal Thomas G. Snead, Jr. Eugene P. Trani

Compensation Committee Interlocks and Insider Participation

All members of the Executive Compensation Committee are considered independent under the New York Stock Exchange Listing Standards. Specifically, no members are employees or former employees of LandAmerica or any of its subsidiaries and no members had any relationship with us requiring disclosure under Item 404 of Regulation S-K. There are no compensation committee interlock relationships required to be disclosed under Item 407(e)(4)(iii) of Regulation S-K.

Summary Compensation Table

Our compensation philosophy, including a discussion of the elements of compensation that we pay our NEOs and the material factors necessary to understand the compensation reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table, is set forth in our Compensation Discussion and Analysis on page 15 of this Proxy Statement. We do not have any employment agreements with our NEOs, other than the Change of Control Employment Agreements, described in more detail below under the heading “Potential Payments Upon Termination or Change of Control” on page 40 of this Proxy Statement.

The following table summarizes, for the fiscal years ended December 31, 2007 and 2006, the compensation paid to or earned by each of the NEOs in all capacities in which they served:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Non-qualified Deferred Compensation Earnings[3]	All Other Compensation ($)		Total ($)[5]
Theodore L. Chandler, Jr. Chairman and Chief Executive Officer	2007 2006	616,667 595,833	— —	2,093,465 2,851,503	— 723,000	46,550 36,133	81,655 65,985	4a	2,838,337 4,272,454
G. William Evans Executive Vice President and Chief Financial Officer	2007 2006	385,417 370,833	— —	827,689 919,961	— 253,800	9,259 23,664	37,340 31,644	4b	1,259,705 1,599,902
Kenneth Astheimer President – Agency Services	2007 2006	308,333 297,500	207,454 225,000	95,357 462,997	— 225,000	56,459 61,224	41,186 45,338	4c	708,789 1,317,059
Melissa A. Hill President – Residential Services	2007 2006	308,333 295,833	— —	177,911 177,534	— 211,500	10,917 9,403	19,143 15,670	4d	516,304 709,940
Jeffrey C. Selby President – Commercial Services	2007 2006	308,333 297,500	760,306 395,708	131,260 552,222	— 506,451	80,376 102,415	41,814 53,894	4e	1,322,089 1,908,190

[1]

The amounts in this column reflect the dollar amount of compensation expense recognized in 2007 and 2006 for financial reporting purposes for restricted stock and cash unit awards made in 2007 and prior years and 2006 and prior years in accordance with SFAS 123R, but disregarding estimated forfeitures related to service-based vesting conditions. Assumptions made in the valuation are discussed in Note 1 “Summary of Significant Accounting Policies” for Stock-Based Compensation and Note 11 “Shareholders’ Equity” in the Company’s financial statements filed on Form 10-K for the fiscal year ended December 31, 2007.

[2]

There was no Non-Equity Incentive Plan Compensation earned during the 2007 fiscal year. The Non-Equity Incentive Plan Compensation disclosed in this column was earned in 2006 and paid to the NEOs pursuant to the EOIP on March 15, 2007.

[3]

This column represents the sum of the (i) the aggregate change in the actuarial present value of the NEOs’ accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the prior two completed fiscal years, which is (y) September 30, 2005, to the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the 2006 fiscal year, which is September 30, 2006 and (z) September 30, 2006, to the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the 2007 fiscal year, which is September 30, 2007, and (ii) above-market or preference earnings on compensation that is deferred on a basis that is not tax-qualified, including such earnings on nonqualified defined contribution plans for each fiscal year.

With respect to (i), we have plans that provide for the payment of retirement benefits and benefits that will be paid primarily following retirement including the Cash Balance Plan, the Benefit Restoration Plan and the Commonwealth Supplemental Executive Retirement Plan. The Cash Balance Plan was frozen as of December 31, 2004 and since that date, participants in that plan continue to earn only interest credits (and not compensation credits, which were earned while the plan was active). A participant’s benefit at any given time under the Cash Balance Plan is expressed as a lump sum. For purposes of determining an executive officer’s accumulated benefit under the Cash Balance Plan, we project the executive’s account value to age 65 as a lump sum and then take the present value of that amount. Specifically, the change in present value of each of the NEOs’ benefits under the Cash Balance Plan between pension plan measurement dates for fiscal 2007 and fiscal 2006 were: Chandler: $183, Evans: $766, Astheimer: $8,149, Hill: -$69 and Selby: $6,153 and for fiscal 2006 and fiscal 2005 were: Chandler: $744, Evans: $10,167, Astheimer: $15,925, Hill: $453 and Selby: $8,055. The benefit payable under the Benefit Restoration Plan is fixed at the difference between the benefit that would have been payable under the Cash Balance Plan, but for either or both of the Internal Revenue Code maximum benefit or earnings limitations, and the amount actually payable under the Cash Balance Plan. The benefits under the Benefit Restoration Plan are payable at the participant’s normal retirement date for 15 years. The change in present value of the NEOs’ benefits for those participating in the Company’s Benefit Restoration Plan between pension plan measurement dates for fiscal 2007 and fiscal 2006 were: Chandler: $640, Evans: $1,315 and Astheimer: $7,676 and for fiscal 2006 and fiscal 2005 were: Chandler: $1,876, Evans: $6,850 and Astheimer: $13,334. The Commonwealth Supplemental Executive Retirement Plan, also referred to as the SERP, is a plan maintained solely for Mr. Selby, which was put in place while Mr. Selby was an employee of Reliance Group Holdings, Inc. The SERP is an unfunded individual plan that provides a supplemental retirement benefit based on 30% of Mr. Selby’s career average salary multiplied by a service percentage (the ratio of years of service to years from employment until normal retirement age). The benefit under the SERP is payable for a period of ten years. The change in present value for Mr. Selby under the SERP between pension plan measurement dates for fiscal 2007 and fiscal 2006 was $30,359 and for fiscal 2006 and fiscal 2005 was $58,411.

With respect to (ii), the Company currently maintains an Executive Voluntary Deferral Plan, also referred to as the EVDP, which is not tax-qualified, pursuant to which all of the NEOs earn interest. The NEOs can earn 8% interest on deferred cash accounts under such plan, and the Company has determined that 1.68% represents the above-market portion based on the difference between 8% and a rate of 6.32%, which represents 120% of the applicable long term federal rate with annual compounding as of December 1, 1998, the date that the rate was set. Specifically, the above-market amounts earned by each of the NEOs under the Company’s EVDP during fiscal year 2007 were: Chandler: $45,728, Evans: $7,179, Astheimer: $36,438, Hill: $10,986 and Selby: $43,864 and during fiscal year 2006 were: Chandler: $33,513, Evans: $6,647, Astheimer: $29,001, Hill: $8,950 and Selby: $35,949. No portion of the NEOs’ deferred stock accounts under the EVDP is considered to be above-market because the deferred stock accounts earn dividends at the same rate that dividends are paid on the Company’s common stock. Mr. Astheimer also continues to earn interest at a rate of 19% under the Lawyers Title Insurance Corporation Deferred Income Plan, also referred to as the LTDIP, which is no longer active. Under the LTDIP, the Company has determined that 9.32% represents the above-market portion based on the difference between 19% and a rate of 9.68%, which represents 120% of the applicable long term federal rate with annual compounding as of July 1, 1986, the date that the rate was set. The above market amount earned by Mr. Astheimer under the LTDIP for fiscal 2007 was $4,196 and for fiscal 2006 was $2,964.

4a

All Other Compensation for Mr. Chandler includes the following with quantification where required noted in parentheses: employer 401(k) matching contributions ($9,000); life insurance premium payments ($17,000); amounts reimbursed by the Company for the payment of taxes associated with the life insurance premiums paid ($7,099); reimbursements for financial planning and physicals ($8,269); spousal and guest travel costs; amounts reimbursed by the Company for the payment of taxes associated with the travel costs paid; dividend equivalents on Mr. Chandler’s unvested cash units ($30,588); and group umbrella insurance premium payments as well as gross up of such payments.

4b

All Other Compensation for Mr. Evans includes the following with quantification where required noted in parentheses: employer 401(k) matching contributions ($9,000); life insurance premium payments ($9,900); amounts reimbursed by the Company for the payment of taxes associated with the life insurance premiums paid ($2,445); dividend equivalents on Mr. Evans’ unvested cash units ($14,092); and group umbrella insurance premium payments as well as gross up of such payments.

4c

All Other Compensation for Mr. Astheimer includes the following with quantification where required noted in parentheses: employer 401(k) matching contributions ($9,000); life insurance premium payments ($11,975); amounts reimbursed by the Company for the payment of taxes associated with the life insurance premiums paid ($1,358); reimbursements for financial planning and physicals; spousal travel costs; cash payment in lieu of car allowance ($12,960); dividend equivalents on Mr. Astheimer’s unvested cash units ($3,080); and group umbrella insurance premium payments as well as gross up of such payments.

4d

All Other Compensation for Ms. Hill includes the following with quantification where required noted in parentheses: employer 401(k) matching contributions ($7,780); reimbursements for financial planning and physicals ($4,819); title insurance reimbursement, dividend equivalents on Ms. Hill’s unvested cash units ($3,871); and group umbrella insurance premium payments as well as gross up of such payments.

4e

All Other Compensation for Mr. Selby includes the following with quantification where required noted in parentheses: employer 401(k) matching contributions ($6,803); life insurance premium payments ($10,000); amounts reimbursed by the Company for the payment of taxes associated with the life insurance premiums paid; reimbursements for financial planning and physicals ($5,000); payment in lieu of car allowance ($10,356); dividend equivalents on Mr. Selby’s unvested cash units ($4,211); and group umbrella insurance premium payments as well as gross up of such payments.

[5]	This column represents the total of all other columns with dollar amounts in the table.

2007 Grants of Plan-Based Awards Table

The following table contains information concerning grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2007.

Name	Grant Date		Award Approval Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]	Estimated Possible Payouts Under Equity Incentive Plan Awards[3]	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)[5]
					Maximum ($)	Maximum (#)
Theodore L. Chandler, Jr.	N/A	1a	N/A	1a	2,000,000
	N/A	1a	N/A	1a		50,000
	3/15/07	1b	2/19/07	1b			17,400	4a	1,289,166
	3/15/07	1b	2/19/07	1b			12,600	4b	933,534
G. William Evans	N/A	1a	N/A	1a	2,000,000
	N/A	1a	N/A	1a		30,000
	3/15/07	1b	2/19/07	1b			8,700	4a	644,583
	3/15/07	1b	2/19/07	1b			6,300	4b	466,767
Kenneth Astheimer	N/A	1a	N/A	1a	2,000,000
	N/A	1a	N/A	1a		6,800
	3/15/07	1b	2/19/07	1b			1,972	4a	146,105
	3/15/07	1b	2/19/07	1b			1,428	4b	105,801
Melissa A. Hill	N/A	1a	N/A	1a	2,000,000
	N/A	1a	N/A	1a		6,800
	3/15/07	1b	2/19/07	1b			2,958	4a	219,158
	3/15/07	1b	2/19/07	1b			2,142	4b	158,701
Jeffrey C. Selby	N/A	1a	N/A	1a	2,000,000
	N/A	1a	N/A	1a		6,800
	3/15/07	1b	2/19/07	1b			3,525	4a	261,167
	3/15/07	1b	2/19/07	1b			2,553	4b	189,152

1a

The Executive Compensation Committee met on February 19, 2007 to set the performance goals and measures under the Executive Officer Incentive Plan, also referred to as the EOIP, for the performance period consisting of the 2007 fiscal year; however, no grant date for these awards occurred in fiscal year 2007.

[1][b]

The Executive Compensation Committee met on February 19, 2007 to certify awards for fiscal year 2006 performance; however, these awards of restricted stock and cash units were made effective March 15, 2007 with annual vesting over a period of four years to coincide with the vesting schedule of prior fiscal year awards and to allow time between the Executive Compensation Committee meeting and receipt of the awards to communicate the terms of the awards to the NEOs.

[2]

There were no thresholds or targets set for the 2007 fiscal year awards; instead, the awards were based on a percentage of pre-tax income as discussed in more detail in the Compensation Discussion and Analysis – Elements of the Compensation Program – Annual Cash Incentives on page 21 of this Proxy Statement. Under the terms of the EOIP, the maximum annual award payable to any participant is $2,000,000.

[3]

There were no thresholds for the 2007 fiscal year awards; instead the awards were based on a pool of shares expressed as a percentage of shares outstanding subject to maximum share awards shown in the table and as discussed in more detail in the Compensation Discussion and Analysis – Elements of the Compensation Program – Annual Equity Incentives on page 22 of this Proxy Statement.

[4][a]

Amount represents an award of shares of restricted stock. Each restricted stock award is accompanied by a restricted stock agreement, which provides that the award vests in 25% increments over a period of four years, commencing on February 28, 2008. While the shares are restricted, the award holder has the right to receive dividends at the same rate that dividends are paid on shares of the Company’s common stock. On certain events including disability, death, retirement after age 55 or in other circumstances approved by the Executive Compensation Committee, the restricted shares become fully vested and transferable. If an award recipient discontinues employment with the Company during the vesting schedule, then the officer forfeits the unvested portion of shares. In the event of a change in corporate structure, the number of shares covered by the award would be appropriately adjusted. There were no adjustments or material modifications to awards made to the NEOs during fiscal year 2007.

[4][b]

Amount represents an award of cash units, which vest in 25% increments annually over a period of four years, beginning on the first anniversary of the grant date. A cash unit is a security that tracks the value of a share of the Company’s common stock from the award date, but is paid to the executive when it vests in cash. Each cash unit award is accompanied by a cash unit agreement, which provides that the award vests in 25% increments over a period of four years, commencing on February 28, 2008. Before the units vest, the award holder has the right to receive dividend equivalents at the same rate that dividends are paid on shares of the Company’s common stock. On certain events including disability, death, retirement after age 55 or in other circumstances approved by the Executive Compensation Committee, the cash units become fully vested. If an award recipient discontinues employment with the Company during the vesting schedule, then the officer forfeits the unvested portion of units. In the event of a change in corporate structure, the number of units covered by the award would be appropriately adjusted. There were no adjustments or material modifications to awards made to the NEOs during fiscal year 2007.

[5]	The amounts in this column reflect the grant date fair value under SFAS 123R of the restricted stock and cash units granted to the NEOs in 2007.

2007 Outstanding Equity Awards at Fiscal Year-End Table

The following table contains information concerning outstanding equity awards at fiscal year-end to the NEOs for the fiscal year ended December 31, 2007.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[3]
Theodore L. Chandler, Jr.	2,000	54.04	6/17/08
	2,000	28.81	5/20/09
	40,000	26.50	12/20/08
				5,800	2a	194,010
				4,200	2b	140,490
				5,800	2c	194,010
				4,200	2d	140,490
				12,397	2e	414,680
				8,977	2f	300,281
				17,400	2g	582,030
				12,600	2h	421,470
G. William Evans	15,000	26.50	12/20/08
				3,480	2c	116,406
				2,520	2d	84,294
				6,198	2e	207,323
				4,488	2f	150,124
				8,700	2g	291,015
				6,300	2h	210,735
Kenneth Astheimer				840	2c	28,098
				608	2d	20,338
				1,261	2e	42,180
				913	2f	30,540
				1,972	2g	65,963
				1,428	2h	47,767
Melissa A. Hill				898	2c	30,038
				650	2d	21,742
				1,766	2e	59,073
				1,278	2f	42,749
				2,958	2g	98,945
				2,142	2h	71,650
				337	2i	11,273
Jeffrey C. Selby				782	2c	26,158
				566	2d	18,933
				1,596	2e	53,386
				1,155	2f	38,635
				3,525	2g	117,911
				2,553	2h	85,398

[1]	All options held by the Company’s Named Executive Officers at December 31, 2007 are fully vested and exercisable.
2a	The amount represents restricted shares of the Company’s common stock that will vest on January 1, 2009.
2b	The amount represents cash units tracking the value of the Company’s common stock that will be paid out in cash on January 1, 2009.

2c	The amount represents restricted shares of the Company’s common stock that will vest 1/2 on February 28, 2008 and 1/2 on February 28, 2009.
2d	The amount represents cash units tracking the value of the Company’s common stock that will be paid out in cash 1/2 on February 28, 2008 and 1/2 on February 28, 2009.
2e	The amount represents restricted shares of the Company’s common stock that will vest 1/3 on February 28, 2008, 1/3 on February 28, 2009 and 1/3 on February 28, 2010.
2f	The amount represents cash units tracking the value of the Company’s common stock that will be paid out in cash 1/3 on February 28, 2008, 1/3 on February 28, 2009 and 1/3 on February 28, 2010.
2g	The amount represents restricted shares of the Company’s common stock that will vest 1/4 on February 28, 2008, 1/4 on February 28, 2009, 1/4 on February 28, 2010 and 1 /4 on February 28, 2011.
2h

The amount represents cash units tracking the value of the Company’s common stock that will be paid out in cash  1/4 on February 28, 2008,  1/4 on February 28, 2009,  1/4 on February 28, 2010 and  1 /4 on February 28, 2011.

2i	The amount represents deferred stock units in the EVDP that will vest on April 15, 2009.
[3]

The market value of the restricted stock and cash units is calculated by multiplying the closing market price of the Company’s common stock at the end of the last completed fiscal year, which was $33.45 on December 31, 2007, by the number of shares or cash units.

2007 Option Exercises and Stock Vested Table

The following table contains information concerning the vesting of restricted stock and cash units for the NEOs during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)[1]		Value Realized on Vesting ($)[2]
Theodore L. Chandler, Jr.	20,000	914,550
	21,773	957,185
	18,227	801,295
			2,933	1a	207,744
			2,100	1a	145,761
			2,100	1a	57,120
			4,133	1b	286,871
			2,900	1b	201,289
			2,900	1b	78,880
G. William Evans	7,500	379,192
			1,497	1a	103,907
			1,260	1a	87,457
			1,575	1a	42,840
			2,067	1b	143,470
			1,740	1b	120,773
			2,175	1b	59,160
Kenneth Astheimer			305	1a	21,170
			305	1a	21,170
			315	1a	8,568
			421	1b	29,222
			421	1b	29,222
			435	1b	11,832
Melissa A. Hill			427	1a	29,638
			326	1a	22,628
			105	1a	2,856
			589	1b	40,882
			450	1b	31,235
			500	1b	34,705
			145	1b	3,944
Jeffrey C. Selby	2,000	130,131
	5,000	161,022
			386	1a	26,792
			284	1a	19,712
			315	1a	8,568
			533	1b	36,996
			392	1b	27,209
			435	1b	11,832

[1]	Includes cash payments to NEOs in 2007 upon vesting of cash unit awards.
1a	Represents cash units vesting.
1b	Represents shares of restricted stock vesting.
[2]	The Value Realized on Vesting is the number of shares of restricted stock or cash units multiplied by the market price of our common stock on the vesting date.

2007 Pension Benefits Table

The following table contains information concerning pension benefits for the NEOs during the fiscal year ended December 31, 2007.

Name	Plan Name	Number of Years of Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Last Fiscal Year ($)
Theodore L. Chandler, Jr.	Cash Balance Plan	8	23,806	0
	Benefit Restoration Plan	8	52,665	0
G. William Evans	Cash Balance Plan	32	322,813	0
	Benefit Restoration Plan	32	191,032	0
Kenneth Astheimer	Cash Balance Plan	34	514,930	0
	Benefit Restoration Plan	34	378,507	0
Melissa A. Hill	Cash Balance Plan	7	15,031	0
Jeffrey C. Selby	Cash Balance Plan	38	261,345	0
	Commonwealth Supplemental Executive Retirement Plan	38	349,066	0

[1]	The Company has not granted, and does not have any policies with respect to granting extra years of service to its NEOs, under the Company’s pension plans.
[2]

The present value was determined assuming retirement at age 65 (which is the normal retirement age under the Cash Balance Plan, the Benefit Restoration Plan and the Commonwealth Supplemental Executive Retirement Plan) using an interest rate consistent with assumptions used for the Company’s financial reporting under FAS 87, which rate was 5.75% for September 30, 2006 and 6.0% for September 30, 2007. The post retirement mortality assumption used was RP2000 projected to 2010 with white collar adjustment. Other assumptions made in the valuation are discussed in Note 12 “Pensions and Other Postretirement Benefits” in the Company’s financial statements filed on Form 10-K for the fiscal year ended December 31, 2007.

All of the NEOs have vested accounts in the Company’s Cash Balance Plan, a qualified defined benefit retirement plan. Under the plan, which was frozen effective December 31, 2004, a cash balance account was established for each participant for record keeping purposes. Prior to December 31, 2004, a participant’s cash balance account was annually credited with (i) a compensation credit based on the participant’s age, service and compensation for that year and (ii) an interest credit based on the participant’s account balances at the end of the prior year. The compensation credit percentage was based on the sum of the participant’s age and service at the beginning of the year, and ranged from 2% for a sum of less than 35 to 5% for a sum of 80 or more. Annual interest credits were based on the average of 10-year Treasury bond rates in effect for the month of November of the prior year. There is no early retirement option under the plan, and upon termination of employment, the account balance may be converted to various monthly benefit options based on actuarial factors defined in the plan or may be paid in a lump sum benefit. Benefits for participants who were eligible for early retirement on December 31, 1998, under the terms of the former Lawyers Title Retirement Plan or the former Commonwealth Pension Plan will be no less than benefits calculated under the provisions of such former plan. Because any participant can convert the account balance upon termination of employment, all NEOs are eligible for a benefit under the Cash Balance Plan at retirement.

The Internal Revenue Code limits (i) the annual retirement benefit that may be paid under the Cash Balance Plan and (ii) the compensation that may be used in computing a benefit. The maximum benefit limitation is adjusted each year to reflect the cost of living. For 2007, the maximum benefit limitation was $180,000 (based on a life annuity) and the earnings limitation was $225,000.

Mr. Chandler, Mr. Evans and Mr. Astheimer are also covered by the Company’s 1999 Benefit Restoration Plan, a plan designed to restore to selected participants the benefits that cannot be paid under the Cash Balance Plan due to the Internal Revenue Code maximum benefit limitation, the earnings limitation, or both. As of December 31, 2004, future accruals under the 1999 Benefit Restoration Plan were discontinued. The benefit payable under the 1999 Benefit Restoration Plan is fixed at the difference between the benefit that would be payable under the Cash Balance Plan, but for either or both of the Internal Revenue Code limitations, and the amount actually payable under the Cash Balance Plan. The benefits under the 1999 Benefit Restoration Plan are payable for a period of 15 years commencing after normal retirement. The Benefit Restoration Plan does not provide an early retirement benefit, but a participant’s right to receive benefits vests at age 55 with at least five years of service. Although the Benefit Restoration Plan is unfunded for purposes of the Employee Retirement Security Act, also referred to as ERISA, the Company maintains a rabbi trust, which holds corporate owned life insurance to hedge its obligations under the plan.

Mr. Selby is a party to a Commonwealth Supplemental Executive Retirement Plan Agreement, also referred to as a SERP, dated May 4, 1994. This exception exists because the arrangement became effective while Mr. Selby was an employee of Reliance Group Holdings, Inc., prior to the combination of its business with the Company. Mr. Selby’s SERP provides for a retirement benefit equal to thirty percent (30%) of his career average annual salary for a period of 10 years after his retirement. Mr. Selby is currently eligible for a benefit under the SERP retirement. Because of Mr. Selby’s SERP, Mr. Selby is also a party to a Supplemental Change of Control Agreement, described in further detail below under “Potential Payments Upon Termination or Change of Control” on page 40 of this Proxy Statement.

2007 Nonqualified Deferred Compensation Table

The following table contains information concerning nonqualified deferred compensation for the Named Executive Officers during the fiscal year ended December 31, 2007.

Name	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)[2]	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)[3]
Theodore L. Chandler, Jr.	544,350	0	239,764	0	3,726,360	3a
G. William Evans	0	0	34,183	0	678,154
Kenneth Astheimer	213,750	0	182,163	0	2,450,937	3b
Melissa A. Hill	105,750	0	52,363	0	801,911
Jeffrey C. Selby	202,563	0	208,967	0	2,965,508

[1]

Contributions by the executives reflected in this column are not covered by the Summary Compensation Table because contributions were made from annual cash incentive payments earned for fiscal year 2006 and paid in fiscal year 2007, and the Summary Compensation Table reflects cash incentive payments earned for fiscal year 2007 and paid in fiscal year 2008. However, contributions made by the NEO reflected in this column were made from the non-equity incentive plan awards reflected in the 2007 Grants of Plan-Based Awards Table.

[2]

Amounts in this column reflect the total cash earnings for the 2007 fiscal year on the NEOs deferred cash accounts under the EVDP, and, for Mr. Chandler, earnings for the 2007 fiscal year on both the EVDP and the ODDP and for Mr. Astheimer, earnings for the 2007 fiscal year on both the EVDP and the LTDIP.

[3]	The Company’s Summary Compensation Table information presented in previous years did not include this information.
[3][a]	Mr. Chandler’s aggregate balance includes both his balance in the EVDP, the ODDP and the prior ODDP.
[3][b]	Mr. Astheimer’s aggregate balance includes both his balance in the EVDP and the LTDIP.

For details of the EVDP, see the discussion of the EVDP in the Compensation Discussion & Analysis on page 15 of this Proxy Statement.

Because Mr. Chandler was a non-management director of the Company prior to his employment with the Company, he has an account under the ODDP, which is not a tax-qualified plan. Certain participants in the ODDP, including Mr. Chandler, have grandfathered deferred cash accounts under the ODDP for the plan years 1995 through 1999, which earn 9% interest. The rate for the plan years 1995 through 1999 under the ODDP is not considered to be an above-market rate because 120% of the applicable long term federal rate on January 1, 1995, the date that the rate was set, is greater than 9%. Therefore, the Summary Compensation Table does not include any above market earnings under the ODDP for Mr. Chandler. For further discussion of the ODDP, see the Directors’ Compensation Table on page 45 of this Proxy Statement and discussion following the table.

Mr. Astheimer is the only NEO with an account remaining under the LTDIP, which is an unfunded plan that the Company no longer actively maintains, except for maintaining account balances from executives who were originally participants. For details of the LTDIP, see the discussion of the LTDIP in the Compensation Discussion & Analysis on page 25 of this Proxy Statement.

Potential Payments Upon Termination or Change of Control

NEOs may receive payments from the Company upon termination of employment or a change of control pursuant to Change of Control Agreements between the NEOs and the Company, under the Company’s Severance Plan or pursuant to the terms of certain equity awards held by the NEOs. The material terms of the Change of Control Agreements and the Severance Plan are summarized below, along with quantification of such potential payments.

Equity Awards

For a description of benefits triggered under equity awards held by the NEOs, see the Compensation Discussion and Analysis – Severance/Change of Control Agreements on page 27 of this Proxy Statement. The benefits triggered under such equity awards are included in the quantification of payments below.

Change of Control Agreements

To help ensure that we will have the continued dedicated service of certain key employees notwithstanding the possibility, threat or occurrence of a change of control, we have entered into a Change of Control Employment Agreement with each of the NEOs and other designated employees for a one year term with an automatic annual renewal on each anniversary date, unless earlier terminated. We entered into a Supplemental Change of Control Employment Agreement with Mr. Selby that had the effect of equalizing the benefits to which he was entitled under his Change of Control Employment Agreement with the Change of Control Agreements for the other NEOs. The material provisions of the change of control agreements for the NEOs including Mr. Selby’s supplemental agreement are summarized in the table below:

Any of the following:

Change of Control Definition	i) Acquisition of beneficial ownership of over 20% of our common stock or combined voting power
ii) Reorganization, merger or similar transaction resulting in shareholders owning less than 50% of surviving company, liquidation or sale of substantially all assets
iii) Change in majority of directors as a result of a contested election

Employment Period	If a change of control occurs during the term of the Agreement, a 3-year employment period begins during which the executive is guaranteed minimum compensation and certain severance benefits

Compensation During Employment Period	i) Monthly base salary at least equal to highest monthly base salary paid during previous 12 months
ii) Annual bonus at least equal to highest annual bonus paid in the 3 fiscal years prior to the change of control
iii) Savings, welfare benefits, fringe benefits and retirement benefits at least as favorable as those in effect during 120 days preceding the change of control

Triggering Events for Enhanced Severance Benefits	For enhanced severance benefits, change of control and termination of employment in certain situations must occur within the 3-year employment period following the change of control. Termination must be one of the following situations:
i) Termination by the Company without “cause”
ii) Termination by Executive for any reason during “window period,” which is the 30-day period immediately following the first anniversary of the change of control

iii)    Termination by Executive for reduction in duties, base pay or incentives, significant change in the principal location of office and failure of the Company to comply with Agreement, referred to in the Agreement as “good reason”

Severance Benefits - Termination by the Company without Cause or by Executive for Good Reason	i) Base salary earned through date of termination plus a prorated bonus based on the highest annual bonus paid in the preceding three years
ii) Lump sum payment equal to three times the sum of (a) base salary at time of termination and (b) highest annual bonus paid in preceding three years
iii) Continued welfare benefits until December 31 of the second calendar year following the year of termination
iv) Outplacement services
v) Any other amounts or benefits Executive is entitled to receive under any other plans, agreements, etc. of the Company

Severance Benefits - Termination by Executive During Window Period	i) Base salary earned through date of termination plus a prorated bonus based on the highest annual bonus paid in the preceding three years
ii) Lump sum payment equal to 1 times the sum of (a) base salary at time of termination and (b) highest annual bonus paid in preceding three years
iii) Continued welfare benefits until December 31 of the second calendar year following the year of termination
iv) Any other amounts or benefits Executive is entitled to receive under any other plans, agreements, etc. of the Company

Severance Benefits - Termination for Cause or by Executive Without Good Reason	i) Base salary earned through date of termination
ii) Any other amounts or benefits Executive is entitled to receive under any other plans, agreements, etc. of the Company

Other Provisions	i) Reimbursement of legal expenses incurred by Executive to enforce or interpret the Agreement

ii)     The Company pays excise tax on a grossed-up basis unless the total payments subject to the excise tax is less than 110% of the Section 280G limit, in which case payments are limited as necessary to eliminate the excise tax

iii) Executive required to protect confidential information indefinitely and protect against solicitation of employees for 2 years if terminated for cause or without good reason
iv) No obligation to mitigate and no setoff required for compensation earned by Executive after severance

Severance Plan

We also maintain a Severance Plan for all salaried employees that provides employees, including the NEOs, with certain severance benefits, conditioned on the execution of a severance agreement with the Company. The benefits are triggered by a termination of employment by the Company without cause and are paid if the eligible employee meets the conditions of the plan. Assuming the Severance Plan conditions are met, the employee is entitled to a payment equal to the product of the employee’s number of years of service with the Company (subject to a maximum of twenty) times an amount equal to one week of the terminated employee’s base salary.

Quantification of Payments

The table below outlines, by termination event, the potential payments to the NEOs upon termination or change of control, assuming a termination date of December 31, 2007.

Termination Event	Name	Severance Payment ($)		Other Payments ($)		Equity Awards ($)[4]	Total($)
Change of Control Agreement – Termination by Executive for Good Reason or by Company Without Cause1a
	Theodore L. Chandler, Jr.	5,310,000	2a	3,491,398	3a	2,674,734	11,476,132
	G. William Evans	2,287,500	2a	920,530	3a	1,164,147	4,372,177
	Kenneth Astheimer	2,280,000	2a	2,824,181	3a	234,886	5,339,067
	Melissa A. Hill	1,987,500	2a	818,986	3a	324,197	3,130,683
	Jeffrey C. Selby	3,714,954	2a	3,363,874	3a	340,421	7,419,249

Termination Event	Name	Severance Payment ($)		Other Payments ($)		Equity Awards ($)[4]	Total($)
Change of Control Agreement – Termination by Executive During Window Period
	Theodore L. Chandler, Jr.	1,770,000	2b	3,481,998	3b	2,674,734	7,926,732
	G. William Evans	762,500	2b	911,130	3b	1,164,147	2,837,777
	Kenneth Astheimer	760,000	2b	2,814,781	3b	234,886	3,809,687
	Melissa A. Hill	662,500	2b	809,586	3b	324,197	1,796,283
	Jeffrey C. Selby	1,238,318	2b	3,354,474	3b	340,421	4,933,213
Change of Control Agreement – Termination by Company for Cause
	Theodore L. Chandler, Jr.	0		3,423,312		287,274	3,710,586
	G. William Evans	0		869,186		104,250	973,436
	Kenneth Astheimer	0		2,775,859		0	2,775,859
	Melissa A. Hill	0		801,911		0	801,911
	Jeffrey C. Selby	0		3,314,574		0	3,314,574
Severance Plan – Termination without Cause1b
	Theodore L. Chandler, Jr.	59,387	2c	9,400	3c	287,274	356,061
	G. William Evans	148,467	2c	9,400	3c	104,250	262,117
	Kenneth Astheimer	118,774	2c	9,400	3c	0	128,174
	Melissa A. Hill	29,693	2c	9,400	3c	0	39,093
	Jeffrey C. Selby	118,774	2c	9,400	3c	0	128,174
Death, Disability or Retirement
	Theodore L. Chandler, Jr.	0		0		2,674,734	2,674,734
	G. William Evans	0		0		1,164,147	1,164,147
	Kenneth Astheimer	0		0		234,886	234,886
	Melissa A. Hill	0		0		324,197	324,197
	Jeffrey C. Selby	0		0		340,421	340,421

1a	Potential payments to NEOs are the same under the NEOs’ Change of Control Agreements regardless of whether termination occurs based on good reason by the executive or without cause by the Company.
1b	The Company does not pay severance benefits if an executive is terminated for cause or if the executive voluntarily terminates employment regardless of whether a change of control has occurred.
2a

Under the NEO’s Change of Control Agreements, severance benefits are payable in a lump sum within thirty days after termination for good reason by the executive or without cause by the Company. The severance payment amount shown in the table includes payment equal to three times the sum of the executive’s base salary as of December 31, 2007 and the highest annual bonus received by the executive over the three year period ending December 31, 2007 assuming termination on December 31, 2007. The value of continued welfare benefits until December 31, 2009 plus the cost of outplacement services estimated at $9,400 and other payments that the executive would receive under other agreements are reflected in the Other Payments column.

2b

Under the NEO’s Change of Control Agreements, severance benefits are payable in a lump sum within thirty days after termination by the executive during the window period. The severance payment amount shown in the table includes payment equal to the sum of the executive’s base salary as of December 31, 2007 and the highest annual bonus received by the executive over the three year period ending December 31, 2007 assuming termination on December 31, 2007. The value of continued welfare benefits until December 31, 2009 and other payments that the executive would receive under other agreements are reflected in the Other Payments column.

2c

The severance payment amount shown in the table reflects the payment to which the executive would be entitled under the Company’s Severance Plan assuming involuntary termination on December 31, 2007 and assuming compliance with the terms of the Company’s Severance Plan by the executive. The payment amount is based on a formula equal to a certain number of weeks of base salary depending on the executive’s years of service with the Company.

3a

This column reflects amounts that would be paid to the executive in connection with a termination, excluding payments made to the executive strictly pursuant to a Change of Control Agreement or the Company’s Severance Plan including the value of continued welfare benefits until December 31, 2009 plus the cost of outplacement services estimated at $9,400 and other payments that the executive would receive under other agreements including payments under the EVDP and Benefit Restoration Plan or SERP, as applicable for the particular executive. Under the EVDP, if the NEO terminates employment within three years following a change of control, any unvested deferred stock units fully vest upon termination and will be paid in a lump sum payment within thirty days after termination. Benefits under the Benefit Restoration Plan also fully vest upon a change of control. Mr. Selby, who is the only SERP participant, would be entitled to early retirement benefits, either a deferred benefit commencing on his early retirement date or a reduced benefit commencing after retirement prior to age 65. Cash Balance Plan and LTDIP benefits are not affected by the type of termination.

[3][b]

This column reflects amounts that would be paid to the executive in connection with a termination, excluding payments made to the executive strictly pursuant to a Change of Control Agreement or the Company’s Severance Plan including the value of continued welfare benefits until December 31, 2009 and other payments that the executive would receive under other agreements including payments under the EVDP and Benefit Restoration Plan or SERP, as applicable for the particular executive.

[3][c]	This amount equals estimated outplacement costs for one year, which the Company may offer upon involuntary termination.
[4]

Represents the compensation resulting from accelerated vesting of equity awards. Optionholders have ninety days from the date of termination to exercise outstanding, exercisable stock options upon involuntary termination or termination for cause and two years from the date of termination to exercise outstanding, exercisable stock options upon death, disability or retirement. The Company does not have any unvested stock options.

DIRECTOR COMPENSATION

2007 Directors’ Compensation Table

The following table shows, for the fiscal year ended December 31, 2007, the compensation paid to each of the Company’s non-management directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)[3]	Total ($)
Alpert, Janet A.	99,456	69,768	—	—	169,224
Caruso, Gale K.	100,956	69,768	—	—	170,724
Dinkins, Michael	107,456	77,573	—	1,707	186,736
Foster, Charles H., Jr.	97,956	51,034	—		148,990
McCann, John P.	111,956	77,573	—	—	189,529
Neal, Dianne M.	89,956	51,034	—	—	140,990
Norfleet, Robert F., Jr.	94,956	77,573	—	—	172,529
Skunda, Robert T.	94,956	77,573	—	1,613	174,142
Smith, Julious P., Jr.	99,456	77,573	—	—	177,029
Snead, Thomas G., Jr.	112,456	77,573	—	—	190,029
Trani, Eugene P.	129,456	77,573	—	812	207,841
Wishnack, Marshall B.	111,456	77,573	—	5,544	194,573

[1]

The amounts in this column reflect the dollar amount of compensation expense recognized in 2007 for financial reporting purposes for restricted stock awards made in 2006 and prior years in accordance with SFAS 123. The grant date fair value was $56.20 per share for all outstanding stock awards. The following are the aggregate number of stock awards outstanding on December 31, 2007 for each director. Alpert: 1,000 shares awarded on May 18, 2005; Caruso: 1,000 shares awarded on May 18, 2005; Dinkins: 1,000 shares awarded on May 18, 2005; McCann: 1,000 shares awarded on May 18, 2005; Norfleet: 1,000 shares awarded on May 18, 2005; Skunda: 1,000 shares awarded on May 18, 2005; Smith: 1,000 shares awarded on May 18, 2005; Snead: 1,000 shares awarded on May 18, 2005; Trani: 1,000 shares awarded on May 18, 2005; and Wishnack: 1,000 shares awarded on May 18, 2005.

[2]

Although no options were awarded to directors during 2007 and no compensation expense was recognized in 2007 for financial reporting purposes, the following are the aggregate number of stock options outstanding on December 31, 2007 for each director with the grant date fair value of each equity award computed in accordance with FAS 123R noted in parentheses following the award: Dinkins: 2,000 shares at $28.81 per share expiring May 19, 2009 ($29,400) and 2,000 shares at $32.04 per share expiring May 22, 2012 ($35,840); McCann: 2,000 shares at $54.04 per share expiring June 17, 2008 ($52,160), 2,000 shares at $28.81 per share expiring May 19, 2009 ($29,400), 2,000 shares at $20.06 per share expiring May 17, 2010 ($24,060), 2,000 shares at $27.70 per share expiring May 23, 2011 ($32,680) and 2,000 shares at $32.04 per share expiring May

22, 2012 ($35,840); Norfleet: 2,000 shares at $20.06 per share expiring May 17, 2010 ($24,060), 2,000 shares at $27.70 per share expiring May 23, 2011 ($32,680) and 2,000 shares at $32.04 per share expiring May 22, 2012 ($35,840); Skunda: 1,400 shares at $32.04 per share expiring May 22, 2012 ($25,088); Smith: 2,000 shares at $20.06 per share expiring May 17, 2010 ($24,060), 2,000 shares at $27.70 per share expiring May 23, 2011 ($32,680) and 2,000 shares at $32.04 per share expiring May 22, 2012 ($35,840); Snead: 2,000 shares at $27.70 per share expiring May 23, 2011 ($32,680) and 2,000 shares at $32.04 per share expiring May 22, 2012 ($35, 840); Trani: 1,000 shares at $32.04 per share expiring May 22, 2012 ($17,920); and Wishnack: 2,000 shares at $54.04 per share expiring June 17, 2008 ($52,160), 2,000 shares at $28.81 per share expiring May 19, 2009 ($29,400), 2,000 shares at $20.06 per share expiring May 17, 2010 ($24,060), 2,000 shares at $27.70 per share expiring May 23, 2011 ($32,680) and 2,000 shares at $32.04 per share expiring May 22, 2012 ($35,840).

[3]

We do not maintain any defined benefit or actuarial plans for non-employee directors. With respect to the above-market or preference earnings on compensation that is deferred on a basis that is not tax-qualified, including earnings on nonqualified defined contribution plans, we currently maintain the ODDP, which is not tax-qualified, pursuant to which all of non-employee directors earn interest. The non-employee directors who have grandfathered deferred cash accounts under the plan can earn 9% interest on such accounts, and we have determined that 1.81% represents the above-market portion based the difference between 9% and a rate of 7.19%, which represents 120% of the applicable long term federal rate with annual compounding as of December 1, 1998, the date that the rate was set. Because we do not maintain any defined benefit or actuarial plans for its non-employee directors, the amounts in this column reflect the above-market amounts earned by each of the non-employee directors during fiscal year 2007. No portion of the directors’ deferred stock accounts under the ODDP is considered to be above-market because the deferred stock accounts earn dividends at the same rate that dividends are paid on the Company’s common stock. During fiscal year 2006, Mr. Foster was not a participant in this plan; however, he was a participant in the EVDP and the LTDIP.

During 2007, each director who is not an officer received a quarterly retainer of $7,500, a fee of $2,000 for attendance at each meeting of the Board of Directors and a fee of $1,500 for attendance at each meeting of a committee of the Board of Directors of which he or she was a member. In addition to the foregoing, the Chairman of the Audit Committee received a quarterly retainer of $2,500, the Chairman of the Executive Compensation Committee received a quarterly retainer of $1,875 and all other Committee Chairmen received an additional quarterly retainer of $1,250. During 2007, the Company’s Lead Director, who is currently Dr. Eugene P. Trani, received an additional $25,000 annually, paid in quarterly installments.

In addition, during 2007, each non-employee director received an equity-based compensation award equivalent of 1,000 shares of common stock. Specifically, the annual award was paid in the ratio of 58% common stock, without vesting or forfeiture restrictions, and 42% cash, effective as of the first business day following each annual meeting of the Company’s shareholders. In prior years, directors were awarded restricted stock, combinations of restricted stock and cash units and options. A director who is also an officer of the Company receives no compensation for his or her services as a director.

During 2006, we compensated Charles H. Foster, Jr., a director, under the terms of an employment agreement effective January 1, 2005 and an addendum to that agreement dated December 9, 2005. The employment agreement, as amended by the addendum, set forth Mr. Foster’s duties as Chairman of the Board of Directors of the Company and provided for compensation and benefits during the term of the agreement and upon a change of control of the Company. The addendum added necessary provisions to comply with Section 409A of the Internal Revenue Code, made changes to the payment of Mr. Foster’s 2005 bonus so that it was paid only in cash and corrected a discrepancy in the description of Mr. Foster’s change of control benefit. Specifically, the employment agreement, as amended by the addendum, provided for an annual base salary of $575,000 and annual bonuses of $1,125,000 in cash for 2005 and $1,125,000 in cash or stock, or a combination of both, for 2006. Mr. Foster’s bonus for fiscal year was paid in cash on February 28, 2007. The employment agreement provided that Mr. Foster is entitled to participate in and receive benefits under all savings, retirement, welfare benefit, expense reimbursement, fringe benefit and other plans and arrangements made available to peer executives of the Company. The employment agreement terminated on December 22, 2006. Other than as indicated for Mr. Foster, the only compensation arrangements with directors are those disclosed in this Proxy Statement.

Each non-employee director is eligible to participate in the Outside Directors Deferral Plan. The Outside Directors Deferral Plan permits non-employee directors to defer all or a portion of their cash compensation in deferred stock units. Each deferred stock unit represents a hypothetical share of the Company’s common stock and fluctuates in value with the market price of such stock. A participant’s deferred stock unit account is increased by dividends paid by the Company on the common stock. Those participants who elect to defer 100% of their total cash compensation into deferred stock units for a given year shall receive additional compensation in the form of deferred stock units equal to 20% of their total compensation. A former version of the Outside Directors Deferral Plan permitted non-employee directors to defer their cash compensation into a deferred cash account, so some non-employee directors have deferred cash accounts under the Plan. Each deferred cash account is credited with interest annually, and the interest paid is based on the rate of return set forth in the amended and restated Plan, which is currently 9%. Under the Plan, benefits in deferred stock unit accounts are paid in common stock, and benefits in deferred cash accounts are paid in cash. Benefits also include survivor’s benefits in the event that the participant dies before receiving all of the benefits to which the participant is entitled under the Plan. A participant may also postpone receipt of benefit payments by making a timely election. Accelerated payment of deferred benefits may occur under certain conditions, including a change of control of the Company. The Plan was amended effective January 1, 2005 to comply with the requirements of Internal Revenue Code Section 409A and to make certain other administrative changes. In addition, the definition of “Eligible Director” in the Plan was amended to enable non-employee directors to continue to make deferrals of director compensation upon attaining the age of 65 or older.

Effective January 1, 2006, the Corporate Governance Committee amended the Corporate Governance Guidelines to include a stock ownership requirement for non-employee directors that requires non-employee directors to attain certain stock ownership levels and therefore maintain a vested interest in the performance of the Company. Specifically, non-employee directors shall attain a minimum stock ownership of 2,500 shares of Company common stock and shall maintain such stock ownership as long as he or she continues to serve as a director of the Company. Each non-employee director is required to meet the target level of stock ownership prior to the later of December 31, 2010 or five years after joining the Board of Directors. Stock ownership for purposes of the Corporate Governance Guidelines includes (1) shares beneficially owned outright by the non-employee director or by a trust for the non-employee director’s benefit, (2) the unvested portion of restricted shares, (3) shares retained upon the exercise of stock options, and (4) any deferred stock units credited to the non-employee director’s account under the Outside Directors Deferral Plan. Unexercised stock options or other derivative securities do not count toward the target ownership level required.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2007, with respect to compensation plans under which shares of the Company’s common stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)[1]
Equity Compensation Plans Approved by Shareholders[2]
1991 Stock Incentive Plan	22,000	32.51	0
1992 Stock Option Plan for Non-Employee Directors	0	0	0
2000 Stock Incentive Plan[3]	82,900	27.86	2,039,686
Executive Officer Incentive Plan[4]	—	—	0
423 Employee Stock Purchase Plan	—	—	1,282,064
Equity Compensation Plans Not Approved by Shareholders[5]
TOTAL			3,321,750

[1]	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
[2]

We have two equity compensation plans – the EVDP and the ODDP that are not presented in this table. No options, warrants or rights are granted under either plan. Under each plan, participants may elect to defer compensation in deferred stock units that represent a hypothetical share of the Company’s common stock. The deferred stock units are paid out in shares of common stock. Each plan includes a feature under which we may credit additional deferred stock units to participants. The maximum amounts of shares of common stock that the Company can issue under the EVDP and the ODDP are 800,000 and 100,000, respectively. On December 31, 2007, there were 252,598 deferred stock units under the EVDP and 71,984 deferred stock units under the ODDP credited to the participants’ deferred stock unit accounts under such plans.

[3]

The 2000 Stock Incentive Plan permits grants of stock options and stock appreciation rights and awards of common stock, restricted stock and/or phantom stock. The 2000 Stock Incentive Plan currently authorizes the issuance of 3,600,000 shares of common stock for grants and awards. The 2000 Stock Incentive Plan does not limit, however, the amount of phantom stock (designated as cash units) we can award as long as it is payable only in cash.

[4]	No options, warrants or rights are granted under the LandAmerica Financial Group, Inc. Executive Officer Incentive Plan.
[5]	We have no equity compensation plans that have not been approved by the shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2006, the Board of Directors adopted a Related Person Transactions Policy specifying our policies and procedures for the review, approval or ratification of any related person transaction. The Board of Directors further amended the policy in February 2007. Under the policy, “Related Person” means any director or executive officer of the Company, any nominee for director of the Company, any shareholder who beneficially owns more than 5% of the Company’s common stock, any immediate family member of any of the foregoing persons, and any entity in which any of the foregoing persons has, or will have, a direct or indirect material interest. A “Related Person Transaction” means any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, between the Company, as a participant, and a Related Person in which the amount involved exceeds $120,000 and in which the Related Person has, or will have, a direct or indirect material interest. The Audit Committee of the Board of Directors has responsibility for applying the policy and making determinations under the policy. The Audit Committee then reports determinations under the policy to the Board of Directors. If presented with the situation, we would submit a Related Person Transaction to our shareholders for approval in the circumstances required by Rule 312.03(b) of the New York Stock Exchange Listed Company Manual.

At the first regularly scheduled Audit Committee meeting of each fiscal year, management shall present for approval any proposed or continuing Related Person Transactions for that calendar year. In order to consider a Related Person Transaction, the Audit Committee evaluates the following information:

•	the Related Person’s name and relationship to the Company;

•	the facts and circumstances of the proposed transaction;

•	the aggregate dollar amount involved in the transaction or, in the case of indebtedness, information regarding the principal amount of the debt, interest rate, repayment and other material terms;

•

the Related Person’s interest in the transaction with the Company, including the Related Person’s position or relationship with, or ownership in, a firm, corporation or other entity that is a party to, or has an interest in, the transaction;

•	the benefits to the Company of the proposed transaction and, if applicable, the terms and availability of comparable products and services from unrelated third parties; and

•	any other information regarding the Related Person Transaction or the Related Person that is material to the Audit Committee’s determination.

Under the policy, any Related Person Transaction shall be approved or ratified only if the Audit Committee determines that, based on the facts and circumstances known to the Committee at the time of approval, the Related Person Transaction serves our best interests and our shareholders or the transaction is on terms reasonably comparable to those that could be obtained in arm’s length dealings with an unrelated third party. The Audit Committee may establish, as appropriate, guidelines and directives for management to follow with respect to a Related Person Transaction. At each subsequently scheduled meeting, management shall update the Audit Committee as to any material changes in the transactions previously approved and shall seek approval of any further proposed Related Person Transactions. The Audit Committee shall review and approve any material change to a previously approved Related Person Transaction. A Related Person Transaction is approved or ratified if it receives the affirmative vote of a majority of the disinterested directors on the Audit Committee. No member of the Audit Committee participates in any review, approval or ratification of any Related Person Transaction with respect to which such member or any of his or her immediate family members is a Related Person.

On January 31, 2008, Old Republic International Corporation (“Old Republic”) filed a Schedule 13G indicating that it owned in excess of 5% of our outstanding common stock. Therefore, the Audit Committee considered transactions with Old Republic and its affiliates during fiscal year 2007, and approved all such transactions consisting of less than $750,000 in reinsurance and title insurance transactions in the ordinary course of business as well as less than $2,000,000 in license fees paid to RQ Holdings, a joint venture in which we own an interest along with Old Republic. We did not have any other Transactions with related persons within the meaning of Item 404(a) of Regulation S-K or our Related Person Transaction Policy.

AUDIT INFORMATION

The following provides information about the Company’s independent registered public accountants and their relationship with the Company and the Audit Committee.

Fees of Independent Registered Public Accountants

The following table shows fees for professional services rendered by Ernst & Young for the past two fiscal years ended December 31:

Type of Fees	Fees for fiscal 2007 ($)	Fees for fiscal 2006 ($)
Audit Fees[1]	2,315,000	2,497,558
Audit Related Fees[2]	11,790	306,978
Tax Fees[3]	100,475	166,980
All Other Services	0	0

[1]

Audit Fees represent fees billed in connection with the audit of the Company’s annual financial statements and for the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q as well as services normally provided in connection with statutory or regulatory filing.

[2]

Audit Related Fees represent fees billed for assurance and related services that are reasonably related to the review of the Company’s financial statements and not reported under the heading “Audit Fees”. During 2006, these services included SAS 70 work, accounting consultation, insurance department work paper review and online subscription charges. During 2007, these services included regulatory department work paper review and online subscription charges.

[3]	Tax Fees represent fees billed for tax compliance, tax advice and tax planning. During 2006 and 2007, these services generally included tax assistance on specific matters.

Pre-Approved Services

The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services to be performed by the independent auditors. All such services, as described above, were pre-approved by the Audit Committee, which concluded that the provision by Ernst & Young of the services not related to the annual audit and quarterly review of the Company’s financial statements was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Charter also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Report of the Audit Committee

The Audit Committee is composed of six directors, each of whom meets the independence and experience requirements for Audit Committee members set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, the rules and regulations of the New York Stock Exchange and applicable law. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•	establishing and maintaining the Company’s internal control over financial reporting;

•	assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each year; and

•	the preparation, presentation and integrity of the Company’s consolidated financial statements.

The Company’s independent registered public accounting firm is responsible for:

•	performing an independent audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting;

•	expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles; and

•

expressing an opinion as to management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for:

•

the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company; and

•	overseeing and reviewing the accounting and financial reporting processes of the Company.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2007 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Ernst & Young LLP, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP the firm’s independence from the Company.

In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with Ernst & Young LLP its opinion as to both the effectiveness of the Company’s internal control over financial reporting and management’s assessment thereof.

Based upon its discussions with management and Ernst & Young LLP and its review of the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee
Thomas G. Snead, Jr., Chairman
Gale K. Caruso
John McCann
Dianne M. Neal
Robert F. Norfleet, Jr.
Robert T. Skunda

Richmond, Virginia

February 18, 2008

PROPOSALS FOR 2009 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, if you desire to make a proposal to be acted upon at the 2009 Annual Meeting of Shareholders, you must deliver the proposal, in proper form, to the Secretary of the Company, no later than November 24, 2008, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy for that meeting. The address for the Secretary of the Company is 5600 Cox Road, Glen Allen, Virginia 23060. The Company anticipates holding the 2009 Annual Meeting of Shareholders on May 19, 2009.

Our Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings. To nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company (i) no later than November 24, 2008, and no earlier than October 25, 2008 or (ii) if the date of the 2009 Annual Meeting of Shareholders is changed by more than 30 days from May 19, 2009, not less than 90 days before the date of such meeting. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefore, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company at the address set forth above.

OTHER MATTERS

THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, INCLUDING FINANCIAL STATEMENTS AND INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2007, ARE AVAILABLE AT WWW.LANDAM.COM/PROXYVOTING.

IF YOU WOULD LIKE TO RECEIVE A PRINTED COPY OF OUR PROXY MATERIALS YOU SHOULD FOLLOW THE INSTRUCTIONS FOR REQUESTING SUCH MATERIALS IN THE E-PROXY NOTICE.

002CS-61026

C123456789

		000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE			000000000.000000 ext 000000000.000000 ext
	DESIGNATION (IF ANY)		000000000.000000 ext 000000000.000000 ext
ADD 1			Electronic Voting Instructions
ADD 2
ADD 3			You can vote by Internet or telephone!
ADD 4			Available 24 hours a day, 7 days a week!
ADD 5 ADD 6			Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by telephone or the Internet must be received by 12:00 a.m., Central Time, on May 13, 2008.

Vote by Internet • Log on to the Internet and go to WWW.INVESTORVOTE.COM/LFG
• Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
	☒		• Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Robert F. Norfleet, Jr.	☐	☐	02 - Julious P. Smith, Jr.	☐	☐	03 - Thomas G. Snead, Jr.	☐	☐

	04 - Eugene P. Trani	☐	☐

		For	Against	Abstain
2.	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.
		Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy/Voting Instruction Card. Please sign exactly as your name(s) appear(s) on your shares of Common Stock of LandAmerica Financial Group, Inc. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc., should give their full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
¢	C 1234567890 J N T 4 1 D V 0 1 6 5 3 7 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>	00UAOC

March 24, 2008

Dear Shareholder and/or Participant:

Please take note of the important information enclosed with this combined Proxy/Voting Instruction. There are issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. You may vote by mail, by telephone or over the Internet.

If you would like to vote by mail, please mark the boxes on the Proxy/Voting Instruction to indicate how your shares will be voted. Then sign the Proxy/Voting Instruction, detach it and return it in the enclosed postage paid envelope.

If you would like to vote by telephone or over the Internet, please follow the steps set forth on the Proxy/Voting Instruction.

Your vote must be received prior to the Annual Meeting of Shareholders on May 13, 2008.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Theodore L. Chandler, Jr.

Chairman

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM   PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — LandAmerica Financial Group, Inc.

This Proxy/Voting Instruction is Solicited on Behalf of the Board of Directors

With respect to the undersigned’s shares of Common Stock of LandAmerica Financial Group, Inc. held as a shareholder, the undersigned hereby appoints Michael D. Beverly, Michelle H. Gluck and G. William Evans, or any of them, proxies for the undersigned, with power of substitution, to vote all the shares of Common Stock of LandAmerica Financial Group, Inc. held of record by the undersigned on March 10, 2008, at the Annual Meeting of Shareholders of LandAmerica Financial Group, Inc. to be held at 9:00 a.m. on May 13, 2008 and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting. THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RECEIVED BY COMPUTERSHARE, TRANSFER AGENT FOR LANDAMERICA FINANCIAL GROUP, INC., PRIOR TO THE TIME OF THE MEETING, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

With respect to the undersigned’s shares of Common Stock of LandAmerica Financial Group, Inc. held as a Participant in (1) the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan as of March 10, 2008, and/or (2) the LandAmerica Financial Group, Inc. Employee Stock Purchase Plan as of March 10, 2008, the undersigned hereby directs the Trustee or Administrator of such plans to vote shares held in such plans as indicated on the reverse of this card. THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE OR ADMINISTRATOR, THE SHARES OF LANDAMERICA FINANCIAL GROUP, INC. CREDITED TO YOUR ACCOUNT WILL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES OF LANDAMERICA FINANCIAL GROUP, INC. COMMON STOCK FOR WHICH THE TRUSTEE OR ADMINISTRATOR HAS RECEIVED PROPER VOTING INSTRUCTIONS WITH RESPECT TO THE NOMINEES AND PROPOSAL 2.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

(Continued and to be voted, dated and signed on reverse side.)

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MR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661

IMPORTANT ANNUAL MEETING INFORMATION — YOUR VOTE COUNTS!

Important Notice Regarding the Availability of Proxy Materials for the

LandAmerica Financial Group, Inc. Annual Meeting to be Held on May 13, 2008

Under new Securities and Exchange Commission rules, you are receiving this notice that the Proxy Materials for the Annual Meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete Proxy Materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the Proxy Materials before voting. The Proxy Statement and Annual Report to Shareholders are available at:

www.landam.com/proxyvoting

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.landam.com/proxyvoting.

Step 2: View Proxy Materials by clicking the links to the documents.

Step 3: Click on the link to vote by Internet, follow instructions for voting by telephone or request a paper or email copy of the Proxy Materials

Step 4: To vote by Internet follow the instructions on the screen to log in.

Step 5: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future mailings.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 3, 2008 to facilitate timely delivery.

■	C O Y	+

<STOCK#>	00UATF

LandAmerica Financial Group, Inc. Annual Meeting of Shareholders will be held on May 13, 2008 at

LandAmerica Financial Group, Inc. 5600 Cox Road, Glen Allen, VA 23060, at 9:00 a.m. EDT.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Directors:

Robert F. Norfleet, Jr.

Julious P. Smith, Jr.

Thomas G. Snead, Jr.

Eugene P. Trani

2.	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

Please note: This is not a proxy. To vote your shares you must vote online or by telephone or request a set of Proxy Materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Here’s how to order a paper or email copy of the Proxy Materials:

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of Proxy Materials.

→  Telephone – Call toll-free 1-800-446-7086 and ask for Investor Relations.

→  Internet – Go to www.landam.com/proxyvoting. Follow the instructions to order a set of Proxy Materials.

→  Email – Send an email message with “Proxy Materials Order” in the subject line and, in the body of the message, your full name and address and the three numbers located in the shaded bar on the reverse to

      fulfillmentrequest@landam.com.

Please specify when ordering whether you would like a paper or email copy of the Proxy Materials. If you do not specify the type of copy, then you will be sent a paper copy. To facilitate timely delivery, all requests for a paper or email copy of the Proxy Materials must be received by May 3, 2008.

00UATF	Printed on recycled paper